UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )
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MGM MIRAGE

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PROXY STATEMENT April 30, 2010
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS Proposal No. 1
CORPORATE GOVERNANCE
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Proposal No. 2
AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM “MGM MIRAGE” TO “MGM RESORTS INTERNATIONAL” Proposal No. 3
STOCKHOLDER PROPOSAL Proposal No. 4
NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER INFORMATION
Appendix A CORPORATE GOVERNANCE GUIDELINES
Appendix B CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MGM MIRAGE
Appendix C CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF MGM MIRAGE
Appendix D CHARTER OF THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF MGM MIRAGE
Appendix E AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MGM MIRAGE

MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON
June 15, 2010

To the Stockholders:

The Annual Meeting of Stockholders of MGM MIRAGE, a Delaware corporation (the “Company”), will be held at the ARIA Resort & Casino in the Bristlecone Ballroom 5 & 6 located within CityCenter at 3730 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on June 15, 2010, at 10:00 a.m., Pacific Time, for the following purposes:

1.	To elect a Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2010;

3.	To amend and restate the Certificate of Incorporation of the Company to change the name of the Company from “MGM MIRAGE” to “MGM Resorts International”;

4.	To consider a stockholder proposal if presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 21, 2010 are entitled to notice of and to vote at the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder during ordinary business hours at the Company’s executive offices, located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of 10 days prior to the date of the Annual Meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3, AND “AGAINST” PROPOSAL 4.

By Order of the Board of Directors,

James J. Murren
Chairman of the Board, Chief
Executive Officer & President

April 30, 2010

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR
SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE.
Use of the enclosed envelope requires no postage for mailing in the United States.

MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

PROXY STATEMENT
April 30, 2010

General

The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of MGM MIRAGE (the “Board of Directors” or the “Board”) in connection with the Annual Meeting of Stockholders of MGM MIRAGE (the “Annual Meeting” or “Annual Meeting of Stockholders”) to be held at the ARIA Resort & Casino in the Bristlecone Ballroom 5 & 6 located within CityCenter at 3730 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on June 15, 2010, at 10:00 a.m., Pacific Time, and at any postponements or adjournments thereof. MGM MIRAGE, together with its subsidiaries, is referred to herein as the “Company” unless the context indicates otherwise.

Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. On or about April 30, 2010, the Company mailed and/or made available this Proxy Statement and the enclosed proxy to each stockholder entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Only stockholders of record of the Company’s common stock, $.01 par value per share (the “Common Stock”), as of April 21, 2010 will be entitled to vote at the Annual Meeting. The authorized capital stock of the Company presently consists of 600,000,000 shares of Common Stock. At the close of business on April 21, 2010, 441,270,746 shares of Common Stock were outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on that date on all matters that may come before the Annual Meeting. There is no cumulative voting in the election of directors.

You may vote in person by attending the Annual Meeting, by completing and returning a proxy by mail or by using the internet or telephone. To submit your proxy by mail, mark your vote on the enclosed Proxy Card, then follow the instructions on the card. To submit your proxy using the internet or by telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call. You may vote by internet or telephone until 8:59 p.m., Pacific Time, on June 14, 2010. If you are a stockholder of record and wish to vote in person at the Annual Meeting, you may do so. If you are a beneficial stockholder and wish to vote in person at the Annual Meeting, you must obtain the proxy from the bank, brokerage or other institutional account holding your shares and bring it with you to hand in with your ballot.

All shares of Common Stock represented by properly submitted proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have previously been revoked. If you are a stockholder of record and submit proxies with no voting direction indicated, the shares will be voted FOR the nominees for the Board of Directors listed in this Proxy Statement (Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm (Proposal 2), FOR the amendment and restatement of the Company’s Certificate of Incorporation to change the name of the Company from “MGM MIRAGE” to “MGM Resorts International” (Proposal 3), and AGAINST the stockholder proposal (Proposal 4). If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. The ratification of the selection of the independent registered public accounting firm as our independent auditor for 2010 is considered a routine matter for which brokerage firms may vote shares for which they have not received instructions. For those matters that the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers do not have discretion to vote on these matters. We note that, unlike previous Annual Meetings of Stockholders, the election of directors will be considered a “non-routine” matter under the Exchange rules for this year and your broker will not be able to vote your shares with respect to Proposal 1 if you have not instructed your broker on how to vote. With respect to Proposal 3 and Proposal 4, the amendment and restatement of the Company’s Certificate of Incorporation to change the name of the Company from “MGM MIRAGE” to “MGM Resorts International” and the stockholder proposal are also considered non-routine matters and thus your broker may not vote your shares without your instructions.

By returning a signed Proxy Card by mail or by duly submitting a proxy by internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that shall properly come before the meeting or any adjournment or postponement thereof. Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act in their discretion with respect to such other matters.

Quorum and Votes Required

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but broker non-votes are not counted as votes cast “for” or “against” the proposals to be acted on at the meeting and will have no effect on the outcome of the vote on a proposal.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors (Proposal 1). The affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote is necessary to ratify the appointment of Deloitte & Touche LLP (Proposal 2), to amend and restate the Company’s Certificate of Incorporation to change the name of the Company from “MGM MIRAGE” to “MGM Resorts International” (Proposal 3), and to approve the stockholder proposal (Proposal 4). A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to Proposal 2, Proposal 3, and Proposal 4, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against Proposal 2, Proposal 3, and Proposal 4.

How to Revoke or Change Your Vote

Any proxy may be changed or revoked at any time prior to the Annual Meeting by submitting a new proxy with a later date, by a later telephone or internet vote (subject to the telephone or internet voting deadline), by voting in person at the Annual Meeting or by submitting a revocation in writing to the Secretary of the Company. Written revocations to the Company Secretary should be received no later than 5:00 p.m., Pacific Time, on June 14, 2010, and directed to: Corporate Secretary, MGM MIRAGE, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 15, 2010

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement, the Proxy Card and the Annual Report primarily over the internet. On or about April 30, 2010, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice you will not receive a paper copy of the proxy materials unless you request one.

Stockholders of Record.  If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

Beneficial Stockholders.  If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions with the Company’s proxy materials.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the Proxy Card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

How the Votes Will be Counted and Who Will Certify the Results

A representative of Broadridge Financial Solutions, Inc. will act as the independent Inspector of Elections and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results. The final voting results will be reported by the Company on a Current Report on Form 8-K to be filed with the SEC within 4 business days following the Annual Meeting.

Costs of Solicitation

Your proxy is being solicited by the Board of Directors on behalf of the Company and, as such, the Company will pay the costs of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to assist us with the solicitation of proxies and have agreed to pay Broadridge approximately $140,000, plus out-of-pocket expenses, for these services. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the Annual Meeting of Stockholders, the Company is required to furnish to each stockholder of record a Proxy Statement and Annual Report and to arrange for a Proxy Statement, Annual Report and, if applicable, Notice of Internet Availability of Proxy Materials to be furnished to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process may result in duplicate mailings of proxy materials to stockholders who share the same address. Stockholders can avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single copy of proxy materials (other than Proxy Cards), go directly to the following website at www.proxyvote.com and follow the instructions therein.

Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single copy of proxy materials (other than Proxy Cards) if there are other stockholders who share an address with you. If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single copy of proxy materials but later decide that you would prefer to receive a separate copy of proxy materials for each account at your address, then please notify the Company or your nominee, as applicable, and the Company or your nominee will promptly deliver such additional proxy materials. If you wish to receive a separate copy of the proxy materials for each account at your address in the future, you may call toll-free at 1-800-542-1061 or write to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood NY, 11717.

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SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Shown below is certain information as of April 1, 2010 (except as otherwise described below) with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Common Stock by the only persons or entities known to the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, by the Named Executives, as defined under “Executive Compensation,” and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement. Information as of April 1, 2010 with respect to beneficial ownership of shares of Common Stock by the directors of the Company, including Named Executives who are also directors of the Company, is set forth under “Election of Directors — Information Concerning the Nominees” below.

	Amount
	Beneficially		Percent of
Name and Address(1)	Owned(2)		Class(3)

Tracinda Corporation	163,123,044	(4)	37.00%
150 South Rodeo Drive, Suite 250 Beverly Hills, California 90212
T. Rowe Price Associates, Inc.	28,927,056	(5)	6.56%
100 E. Pratt Street Baltimore, Maryland 21202
Infinity World (Cayman) L.P.	26,048,738	(6)	5.90%
Emirates Towers, Level 47 Sheikh Zayed Road Dubai, United Arab Emirates
Wellington Management Company, LLP	24,652,823	(7)	5.59%
75 State Street Boston, Massachusetts 02109
James J. Murren	2,542,199	(8)(10)	(9)
Daniel J. D’Arrigo	228,861	(8)	(9)
Robert H. Baldwin	1,244,762	(8)	(9)
Robert C. Selwood	212,052	(8)	(9)
William M. Scott IV	0	(8)	(9)
Gary N. Jacobs	0	(8)(11)	(9)
All directors and executive officers as a group (22 persons)	168,243,782	(8)(11)(12)	37.72%

(1)	Unless otherwise indicated, the address for the persons listed above is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2)	Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3)	For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of April 1, 2010 and the total number of shares subject to stock options and stock appreciation rights exercisable as of April 1, 2010, and stock options, stock appreciation rights or restricted stock units that become exercisable or vest within 60 days thereafter held by such person or group. The number of shares of Common Stock outstanding as of April 1, 2010 was 441,260,482.

(4)	Based upon a Schedule 13D/A filed April 16, 2010 with the SEC by Tracinda Corporation (“Tracinda”), a Nevada corporation. Tracinda is wholly owned by Kirk Kerkorian. According to this Schedule 13D/A, in connection with a private sale by the Company of convertible senior notes due 2015, Tracinda has agreed that it will not sell or otherwise transfer (with certain exceptions) any shares of Common Stock or interests therein until the expiration of the lock-up period on June 15, 2010.

(5)	Based upon a Schedule 13G/A filed February 12, 2010 with the SEC by T. Rowe Price Associates, Inc. and its affiliates. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Based upon a Schedule 13D/A filed November 6, 2009 with the SEC by Infinity World (Cayman) L.P. and its affiliates. On April 15, 2010, we notified Infinity World that it has 20 days to exercise its right under the Company Stock Purchase and Support Agreement discussed below, in connection with our April 2010 offering of $1 billion aggregate principal amount of 4.25% convertible senior notes and an over-allotment option of up to $150 million of additional aggregate principal amount of notes, to purchase notes in an aggregate principal amount equal to up to approximately 6.27% of the aggregate principal amount of the notes sold (including any notes sold upon exercise of the over-allotment option). If Infinity World were to exercise this right, such notes would be convertible into approximately 3,883,693 shares, which are not reflected in the table above.

(7)	Based upon a Schedule 13G filed February 12, 2010 with the SEC by Wellington Management Company, LLP and its affiliates.

(8)	Included in these amounts are 2,296,875 shares, 219,500 shares, 1,214,062 shares, 203,500 shares, 0 shares, and 0 shares underlying stock options and stock appreciation rights that are exercisable as of April 1, 2010, and stock options, stock appreciation rights or restricted stock units that become exercisable or vest within 60 days thereafter held by Messrs. Murren, D’Arrigo, Baldwin, Selwood, Scott, and Jacobs, respectively. In connection with a private sale by the Company of convertible senior notes due 2015, Messrs. Murren, D’Arrigo, Baldwin and Selwood have agreed that they will not sell or otherwise transfer (with certain exceptions) any shares of Common Stock or interests therein until the expiration of the lock-up period on June 15, 2010. Mr. Baldwin disclaims beneficial ownership of 123,397 shares underlying such stock options which were the subject of a divorce decree.

(9)	Less than 1%.

(10)	Includes 22,870 shares held by a Grantor Retained Annuity Trust, of which Mr. Murren is Trustee, and 222,454 shares held by the Murren Family Trust, of which Mr. Murren is co-Trustee.

(11)	Based upon the last Form 4 filed by Mr. Jacobs, who resigned as President Corporate Strategy, General Counsel, and Secretary of the Company effective as of December 15, 2009.

(12)	Also included are 426,750 shares subject to stock options or stock appreciation rights exercisable as of April 1, 2010, and stock options, stock appreciation rights or restricted stock units that become exercisable or vest within 60 days thereafter held by non-employee directors and 334,373 shares underlying stock options and stock appreciation rights exercisable as of April 1, 2010, and stock options, stock appreciation rights or restricted stock units that become exercisable or vest within 60 days thereafter held by executive officers other than the Named Executives. This number includes 14,697 shares of Common Stock beneficially owned by Burton M. Cohen (under the Burton M. Cohen Trust), who joined the Board of Directors on April 13, 2010.

ELECTION OF DIRECTORS
Proposal No. 1

One of the purposes of the Annual Meeting is to elect 13 directors, each of whom will serve until the next Annual Meeting of Stockholders or until his or her respective successor shall have been elected and qualified, or until his or her earlier resignation or removal. All of the nominees were elected as directors at the last Annual Meeting of Stockholders, with the exception of William A. Bible and Burton M. Cohen. If any of these nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons designated as proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate. Pursuant to the Company’s Amended and Restated Bylaws, the Board of Directors may determine the number of directors, not to exceed 20, and has fixed the number of directors at 13.

The Board of Directors recommends a vote FOR adoption of this proposal.

Information Concerning the Nominees

The Company’s directors should be individuals with substantial accomplishments in their professional backgrounds, and should be leaders in the companies or institutions with which they are affiliated. They should be able to make independent, analytical inquiries and should exhibit practical wisdom and mature judgment. The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating/Corporate Governance Committee, together with the Board, reviews, on an annual basis, the composition of the Board to determine whether the Board includes the right mix and balance of skills sets, financial acumen, general and special business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness and other desired qualities.

We identify and describe below the key experience, qualifications and skills, in addition to those discussed above, that the directors bring to the Board and that are important in light of the Company’s business.

•	Leadership experience. Directors with experience in significant leadership positions demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Thus, their service as top leaders at other organizations also benefits the Company.

•	Finance experience. An understanding of finance and financial reporting is important for our directors, as the Company measures its operating and strategic performance by reference to financial targets. As such, we seek to have a number of directors who may qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

•	Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the resort and gaming industries in which we participate, particularly given the highly-regulated nature of these industries.

•	Government experience. We seek directors with governmental experience, as our business is heavily regulated and the Company is directly affected by governmental actions. We therefore recognize the importance of working constructively with the local, state, federal and international governments.

•	Public company directorship experience. We seek directors with experience as directors of other public companies, as we believe these individuals will have been exposed to the various types of financial, governance and operational issues facing the Company.

The following table sets forth, for each nominee, his or her name, principal occupation for at least the past 5 years, beneficial ownership of Common Stock, age and certain other matters, in each case, as of April 1, 2010 (except as otherwise described below). The respective experiences, qualifications and skills the Board considered in determining whether to recommend each director nominated for election are also included, immediately following such nominees’ individual biographies.

			Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

Robert H. Baldwin (59)	Chief Design and Construction Officer of the Company since August 2007. President of Project CC, LLC, the managing member of CityCenter Holdings, LLC, since March 2005, and President and Chief Executive Officer of Project CC, LLC since August 2007. Previously President and Chief Executive Officer of Mirage Resorts, Incorporated from June 1, 2000 to August 21, 2007. President and Chief Executive Officer of Bellagio, LLC or its predecessor from June 1996 to March 2005.	2000	1,244,762(2)(3)
	Director qualifications:

•   Leadership experience — former Chief Executive Officer of Bellagio, LLC and of Mirage Resorts, Incorporated, and current President and Chief Executive Officer of the CityCenter joint venture managing entity

	• Industry experience — has held chief executive officer and various other leadership positions in entities involved in the gaming and resort industry for over 10 years
William A. Bible (65)	President of the Nevada Resort Association from 1999 to March 2010, prior to joining the Company’s Board of Directors. Director of the Las Vegas Monorail Company from 2007 to 2008. Chairman of the Nevada State Gaming Control Board from 1988 to 1998. Various positions as a state official overseeing financial matters from 1971 to 1988, including, after 1983, Director of Administration and Chief of the Budget Division (State Budget Director). Current or former director, officer, management trustee or limited partner of a number of private businesses.	2010	0(2)(4)
	Director qualifications:
	• Finance experience — state official overseeing financial matters • Industry experience — president of a gaming and resort industry advocacy group

			Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

	• Government experience — chairman of Nevada gaming regulatory body for 10 years; various positions within the Nevada state government overseeing financial matters
	Mr. Bible is a member of our Audit Committee.
Burton M. Cohen (86)	Former consultant for the hotel and gaming industry. Involved in the Las Vegas hotel and casino industry since 1966. Former president of various Las Vegas hotels, overseeing both the development and operations of several hotels.	2010	14,697(2)(4)(9)
	Director qualifications:
	• Leadership experience — former president of various hotels and casinos
	• Industry experience — involved in the Las Vegas hotel and casino industry for over 40 years
Willie D. Davis (75)	President and director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company, for over 25 years. Director and member of the Audit Committee of Fidelity National Financial, Inc. Previously a director of Alliance Bancshares California, Checkers Restaurants, Dow Chemical Company, Johnson Controls, Inc., Kmart Corp., Manpower, Inc., Sara Lee Corp., Strong Financial Corp. and Wisconsin Energy Corp.	1989	108,396(2)(4)
	Director qualifications:
	• Leadership experience — president of a broadcasting company
	• Finance experience — Audit Committee member of a public national bank
	• Public company directorship experience — director and board committee member of a public national bank; formerly a board member of several public companies
	Mr. Davis is a member of our Compensation Committee, Nominating/Corporate Governance Committee, and Diversity and Community Affairs Committee.

			Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

Kenny C. Guinn (73)	Governor of the State of Nevada from 1999 through 2006. Chairman of the Board of Directors and a member of the Audit Committee and Compensation Committee of Service 1st Bank of Nevada since 2007.	2007	26,557(2)(4)(7)
	Director qualifications:

•   Leadership experience — former Governor of Nevada; former Chief Executive Officer of Southeast Gas Corporation; former Chief Executive Officer and President of Primerit Bank; served on various public companies’ Boards of Directors, including as Chairman and/or member of audit and compensation committees

	• Finance experience — Chairman of the Board of Directors of Service 1st Bank of Nevada and former Chief Executive Officer and President of Primerit Bank
	• Government experience — former Governor of Nevada
	Mr. Guinn is Chair of our Nominating/Corporate Governance Committee and a member of our Audit Committee, Compensation Committee, and Executive Committee.
Alexis M. Herman (62)	Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, since 2001. Serves as Chair of the Business Advisory Board of Sodexho, Inc. and as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board. Lead Director, Chair of the Governance and Nominating Committee, and member of the Audit Committee and the Compensation Committee of Cummins Inc. Director and member of the Personnel Committee and Chair of the Governance Committee of Entergy Corp. Director and member of the Compensation Committee and Public Issues and Diversity Committee of The Coca-Cola Company. United States Secretary of Labor from 1997 to 2001.	2002	62,800(2)(4)
	Director qualifications:

Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

• Leadership experience — Chief Executive Officer of a consulting firm; former U.S. Secretary of Labor
• Finance experience — member of the Audit Committee of a public company that designs, manufactures, sells and services diesel engines and related technology around the world
• Government experience — former U.S. Secretary of Labor
• Public company directorship experience — director and member of various board committees of several public companies
Ms. Herman is Chair of our Diversity and Community Affairs Committee and a member of our Audit Committee and Executive Committee.
Roland Hernandez (52)	Director and owner of minority interests in privately-held companies engaged in real estate, investment, media and security services for more than the past 5 years. Director and Chairman of the Audit Committee of Wal-Mart Stores, Inc. from 1998 to June 2008. Director, Chairman of the Audit Committee and member of the Finance Committee of The Ryland Group, Inc. Presiding Director and member of the Audit Committee, Nominating Committee and Corporate Governance Committee of Vail Resorts, Inc. Director of Lehman Brothers Holdings Inc. Director and member of the Nominating Committee of Sony Corporation. Formerly the Chairman and Chief Executive Officer of Telemundo Group, Inc.	2002	75,500(2)(4)(5)
Director qualifications:
• Leadership experience — former Chairman and Chief Executive Officer of a Spanish language television broadcast network
• Finance experience — Audit Committee and Finance Committee member of a prominent real estate/home construction company
• Industry experience — director of a premier mountain resort company

			Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

	• Public company directorship experience — director and board committee member of several public companies
	Mr. Hernandez is our Lead Independent Director, Chair of our Audit Committee, and a member of our Diversity and Community Affairs Committee and Executive Committee.
Kirk Kerkorian (92)	Employed by, and Chief Executive Officer, President and sole director and shareholder of Tracinda since 1976.	1987	163,123,044(6)
	Director qualifications:
	• Leadership experience — President of Tracinda, a leading private investment company; former owner and director of several airline, movie studio and gaming companies
	• Industry experience — revolutionary and visionary investor in the Las Vegas hotel and casino industry for over 50 years and founder and director of the Company for over 20 years
Anthony Mandekic (69)	Employed by, and Secretary and Treasurer of Tracinda since 1976. Director and member of the Audit Committee and Compensation Committee of Delta Petroleum Corporation.	2006	38,000(2)(4)
	Director qualifications:
	• Finance experience — over 30 years of experience as Treasurer of Tracinda, and member of the Audit Committee of a public oil and gas company
	• Public company directorship experience — director and board committee member of a public oil and gas company
	Mr. Mandekic is Chair of our Compensation Committee and a member of our Nominating/Corporate Governance Committee, Diversity and Community Affairs Committee, and Executive Committee.

			Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

Rose McKinney-James (58)	Managing Partner of Energy Works Consulting LLC, an energy consulting company, for more than the past 5 years. Managing Principal of McKinney James & Associates since 2003. Director of Marketing and External Affairs of the Nevada State Bank Public Finance since 2007. Chairman of the Board of Directors of Nevada Partners and a director of The Energy Foundation. Director and member of the Audit Committee and Governance Committee of Employers Holdings, Inc. Director and member of the Audit Committee and CRA Committee of Toyota Financial Savings Bank.	2005	42,100(2)(4)
	Director qualifications:
	• Finance experience — Audit Committee member of a company that provides workers’ compensation insurance and services to small businesses
	• Industry experience — former director of Mandalay Resort Group prior to its acquisition by the Company
	• Public company directorship experience — director and board committee member of a company that provides workers’ compensation insurance and services to small businesses
	Ms. McKinney-James is a member of our Audit Committee and Compensation Committee.
James J. Murren (48)	Chairman and Chief Executive Officer of the Company since December 2008. President and Chief Operating Officer of the Company since August 2007. Prior to that, President, Chief Financial Officer and Treasurer of the Company for more than the past 5 years. Director and member of the Compensation Committee of Delta Petroleum Corporation.	1998	2,542,199(2)(3)

Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

Director qualifications:

•   Leadership experience — Chairman and Chief Executive Officer of the Company; has held key executive positions with the Company for over 10 years; co-founder, current director and board committee member of the Nevada Cancer Institute, a non-profit organization providing cancer research and care

•   Finance experience — Former Chief Financial Officer and Treasurer of the Company; served as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank

• Industry experience — involved in the Las Vegas hotel and casino industry for over 10 years and director of a gaming and resort industry advocacy group
• Public company directorship experience — director and board committee member of a public oil and gas company
Mr. Murren is Chairman of our Board and Chair of our Executive Committee.
Daniel J. Taylor (53)	Employed by Tracinda since 2007. President of Metro-Goldwyn-Mayer Inc. (“MGM Studios”) from April 2005 to January 2006 and Senior Executive Vice President and Chief Financial Officer of MGM Studios from June 1998 to April 2005. Director of Inforte Corp. from October 2005 to 2007. Chairman of the Board of Directors since May 2009 (and a director since February 2008), and a member of the Audit Committee and Nominating and Governance Committee of Delta Petroleum Corporation.	2007	32,000(2)(4)

Shares of
		First	Common Stock
		Became a	Beneficially
Name (age)	Principal Occupation and Other Directorships	Director	Owned(1)

Director qualifications:

•   Leadership experience — former president of a privately-held motion picture, television, home video, and theatrical production and distribution company and current chairman of the board of a public oil and gas company

• Finance experience — former chief financial officer of a publicly-held motion picture, television, home video, and theatrical production and distribution company
• Public company directorship experience — director and board committee member of a public oil and gas company and a public company management consulting company
Mr. Taylor is a member of our Compensation Committee, Nominating/Corporate Governance Committee, and Executive Committee.
Melvin B. Wolzinger (89)	Former principal owner of various privately held restaurants and gaming establishments in Las Vegas. Former director and member of the Loan Committee of Colonial Bank.	2000	128,300(2)(4)(8)
Director qualifications:

•   Leadership experience — former owner of various restaurants and gaming establishments; member of the board of directors of various non-profit organizations; retired Lieutenant Colonel in the U.S. Air Force

• Finance experience — former Loan Committee member of a national bank

•   Industry experience — long-time owner of Las Vegas restaurants and gaming establishments; received gaming license in 1946 prior to the formation of the Nevada Gaming Control Board; director of Mirage Resorts Incorporated or its predecessor from 1973-2000

Mr. Wolzinger is a member of our Compensation Committee and Diversity and Community Affairs Committee.

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)	The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3)	Included in these amounts are 1,214,062 shares and 2,296,875 shares underlying options that are exercisable as of April 1, 2010 or that become exercisable within 60 days thereafter held by Messrs. Baldwin and Murren, respectively. Mr. Baldwin disclaims beneficial ownership of 123,397 shares underlying such options which were the subject of a divorce decree. Included in these amounts with respect to Mr. Murren are 22,870 shares held by a Grantor Retained Annuity Trust, of which Mr. Murren is Trustee, and 222,454 shares held by the Murren Family Trust, of which Mr. Murren is co-Trustee.

(4)	Included in these amounts are shares underlying options and stock appreciation rights that are exercisable as of April 1, 2010 or become exercisable within 60 days thereafter, held as follows:

Shares
Underlying
Options
Name	and SARs

Mr. Bible	—
Mr. Cohen	—
Mr. Davis	75,750
Mr. Guinn	20,000
Ms. Herman	61,000
Mr. Hernandez	71,000
Mr. Mandekic	36,000
Ms. McKinney-James	42,000
Mr. Taylor	32,000
Mr. Wolzinger	89,000

(5)	Includes 1,000 shares of which are held by the Roland Hernandez SEP Retirement Account, of which Mr. Hernandez is the beneficiary and 1,500 shares of which are held by Mr. Hernandez as custodian pursuant to the California Uniform Transfer to Minors Act in the amounts set forth for the following persons: 500 shares for Katherine Hernandez, 500 shares for Charles Hernandez and 500 shares for Roland Scott Hernandez. Mr. Hernandez disclaims beneficial ownership of such 1,500 shares held as custodian pursuant to the California Uniform Transfer to Minors Act.

(6)	Shares are owned by Tracinda, which is wholly owned by Mr. Kerkorian. As of April 16, 2010, Tracinda owned approximately 37.0% of the outstanding Common Stock (see “Principal Stockholders”) based upon a Schedule 13D/A filed April 16, 2010 with the SEC by Tracinda. All such shares are pledged as security. According to the Schedule 13D/A, in connection with a private sale by the Company of convertible senior notes due 2015, Tracinda has agreed that it will not sell or otherwise transfer (with certain exceptions) any shares of Common Stock or interests therein until the expiration of the lock-up period on June 15, 2010.

(7)	Includes 6,557 shares that are held by the Guinn Family Trust, of which Mr. Guinn is co-Trustee.

(8)	Includes 39,300 shares that are held by the Wolzinger Family Trust.

(9)	Mr. Cohen owns 14,697 shares of Common Stock under the Burton M. Cohen Trust. Mr. Cohen was appointed to the Board of Directors on April 13, 2010, so the information regarding Mr. Cohen in this table speaks as of April 13, 2010.

Stockholder Agreements

Company Stock Purchase and Support Agreement.  In August 2007, we entered into a Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World Investments LLC, a Nevada limited liability company (“Infinity World”) and an indirect wholly-owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity (“Dubai World”).

The agreement provides that, as long as Infinity World and its affiliates, which we refer to, from time to time, as the “Infinity World group,” beneficially own at least 5% of our outstanding Common Stock, whenever we propose to sell shares of our Common Stock (except for shares issued under an employee benefit plan or other securities of the Company exercisable for or convertible into Common Stock), we will grant a preemptive right (which may be transferred to an affiliate of Infinity World) to acquire that number of shares needed to maintain the percentage ownership of the Infinity World group as calculated at the time we propose to sell shares. Infinity World elected not to exercise this right in connection with our May 2009 underwritten public offering of 143,000,000 shares of Common Stock and the issuance of an additional 21,450,000 shares of Common Stock pursuant to the underwriters’ over-allotment option. On April 15, 2010, we notified Infinity World that it has 20 days to exercise this right, in connection with our April 2010 offering of $1 billion in aggregate principal amount of 4.25% convertible senior notes and an over-allotment option of up to $150 million of additional aggregate principal amount of notes, to purchase notes in an aggregate principal amount equal to up to approximately 6.27% of the aggregate principal amount of the notes sold (including any notes sold upon exercise of the over-allotment option). Additionally, on April 19, 2010, we notified Infinity World that the initial purchasers notified us of their intention to exercise such option to purchase additional notes to cover over-allotments. On April 20, 2010, the Company announced that it had closed the private offering of $1.15 billion in aggregate principal amount of its 4.25% convertible senior notes due 2015. Initial purchasers exercised their option to purchase $150 million in aggregate principal amount of additional notes to cover over-allotments, which is included in the $1.15 billion of gross proceeds. Pursuant to the Company Stock Purchase and Support Agreement, Infinity World has agreed that the Infinity World group will not acquire beneficial ownership of more than 20% of our outstanding shares, subject to certain exceptions.

The agreement also provides that as long as the Infinity World group owns at least 5% of our outstanding Common Stock and the joint venture agreement contemplated under the agreement has not been terminated, Infinity World will have the right, subject to applicable regulatory approvals, to designate one nominee for election to our Board of Directors. If the Infinity World group beneficially owns at least 12% of our outstanding Common Stock, Infinity World will have the right to designate that the number of nominees for election to our Board of Directors is equal to the product (rounded down to the nearest whole number) of (x) the percentage of outstanding shares owned by the Infinity World group multiplied by (y) the total number of directors then authorized to serve on our Board of Directors. Based upon a Schedule 13D/A filed November 6, 2009 with the SEC by the Infinity World group, it owned 26,048,738 shares of our Common Stock, or approximately 5.9% of the outstanding shares. Infinity World has not, as yet, designated a nominee for the Board of Directors. If Infinity World designates a nominee for election to our Board of Directors after the Annual Meeting of Stockholders, our Board of Directors will, in accordance with the agreement, increase the authorized number of directors to 14 and appoint the nominee to serve on the Board until the next meeting of stockholders at which directors are to be elected.

Stockholder Support Agreement.  In August 2007, Infinity World also entered into a Stockholder Support Agreement with Tracinda. Under this agreement, Tracinda has agreed to vote its shares of our Common Stock in favor of Infinity World’s nominee(s) to the Board of Directors, subject to applicable regulatory approvals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file reports of ownership and changes of ownership with the SEC. The reporting officers, directors and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from such directors, officers and 10% stockholders, we believe that all required Section 16(a) reports were timely filed during the fiscal year ended December 31, 2009, with the exception that: one report covering three transactions and another report covering two transactions were filed late by each of Daniel J. D’Arrigo, Phyllis A. James, Aldo Manzini, John M. McManus and Robert C. Selwood; and one report covering two transactions was filed late by each of Robert H. Baldwin, Alan Feldman, and Shawn T. Sani.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines for the Company setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board of Directors, including, but not limited to such matters as (i) Board composition and membership criteria, (ii) compensation, (iii) director orientation and continuing education, (iv) Board committees, (v) Board leadership, (vi) director access to officers, employees and independent advisors, (vii) management succession and (viii) annual performance evaluations of the Board and Board committees. The Company believes that these guidelines are in compliance with the listing standards adopted in 2003 by the Exchange. The Corporate Governance Guidelines are posted and maintained on the Company’s website at www.mgmmirage.com/corporategovernance under the caption “Corporate Governance Guidelines,” and a copy will be made available to any stockholder who requests it in writing.

Code of Conduct

The Board of Directors has adopted a Code of Business Conduct and Ethics and Conflict of Interest Policy (the “Code of Conduct”) that applies to all of the Company’s directors, officers and employees including our chief executive officer, chief financial officer and chief accounting officer. The Code of Conduct also applies to all relevant contractors and other agents performing services for or conducting work on behalf of the Company. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Code of Conduct is posted on the Company’s website at www.mgmmirage.com/codeofconduct under the caption “Code of Business Conduct and Ethics and Conflict of Interest Policy.” A summary of amendments and waivers to the Code of Conduct is also posted at the same website location at www.mgmmirage.com/codeofconduct under the general heading “Governance Documents.” The Code of Conduct is made available to all employees and is distributed to all of our employees in various formats. It is specifically provided to new directors, officers and key employees and is distributed annually to all of our directors, officers and key employees, each of whom is required to acknowledge its receipt and his or her understanding thereof and agreement to adhere to the principles contained therein. Additionally, the Company will provide a copy of the Code of Conduct, free of charge, to any stockholder who requests it in writing.

Director Independence

For a director to be considered independent, the Board must determine affirmatively that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist in determining director independence, which conform to the independence requirements established by the Exchange’s listing standards. Using these guidelines, which are set forth in Section II of the Company’s Corporate Governance Guidelines and attached to this Proxy Statement as Appendix A, and considering information provided by each director including all facts and circumstances the Board deemed relevant, the Board of Directors has determined that Ms. Herman, Ms. McKinney-James and Messrs. Bible, Cohen, Davis, Guinn, Hernandez, Kerkorian, Mandekic, Taylor, and Wolzinger, who constitute a majority of the Board, are independent within the meaning of the rules of the Exchange. The Board had also determined that Alexander M. Haig and Dr. Joseph H. Sugerman met the standards of independence during the periods of their respective service on the Board.

All members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent directors as defined in the Corporate Governance Guidelines. For the purposes of determining whether a director who is a member of the Audit Committee is independent, the Company applies additional independence standards, including those of the SEC set forth in Rule 10A-3 of the Exchange Act, and the Corporate Governance Rules of the Exchange applicable to audit committee composition. The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are independent and satisfy the relevant Company, Exchange or SEC additional requirements for the members of such committees.

Information Regarding the Board and Board Committees

Board of Directors.  The Board of Directors currently consists of 13 directors. Gary N. Jacobs left the Board effective December 15, 2009, and Alexander M. Haig, Jr. left the Board effective October 7, 2009. Dr. Joseph H. Sugerman joined the Board on August 25, 2009 and resigned effective February 25, 2010. Additionally, William A. Bible and Burton M. Cohen joined the Board on March 8, 2010 and April 13, 2010, respectively. The Board of Directors held 27 meetings during 2009. During 2009, each member of the Board of Directors, except Mr. Kerkorian, attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by the committees on which he or she served. Directors are expected to attend each Annual Meeting of Stockholders. All of the members of the Board of Directors attended last year’s Annual Meeting except Messrs. Kerkorian and Haig.

Executive Committee.  The Executive Committee’s functions include, among other things, acting to approve routine but necessary matters between Board meetings and acting in areas requiring extraordinary or expeditious action when the entire Board cannot be convened. Actions of the Executive Committee are disclosed to the full Board no later than at the next meeting of the full Board. The current members of the Executive Committee are James J. Murren (Chair), Kenny C. Guinn, Alexis M. Herman, Roland Hernandez, Anthony Mandekic and Daniel J. Taylor. The Executive Committee held three meetings during 2009.

Audit Committee.  For a complete discussion of the functions of the Audit Committee, see “Corporate Governance — Audit Committee” below. The current members of the Audit Committee are Roland Hernandez (Chair), William A. Bible, Kenny C. Guinn, Alexis M. Herman and Rose McKinney-James. The Audit Committee held 11 meetings during 2009.

Compensation Committee.  For a complete discussion of the functions of the Compensation Committee, see “Corporate Governance — Compensation Committee” below. The current members of the Compensation Committee are Anthony Mandekic (Chair), Willie D. Davis, Kenny C. Guinn, Rose McKinney-James, Daniel J. Taylor and Melvin B. Wolzinger. The Compensation Committee held 13 meetings during 2009.

Nominating/Corporate Governance Committee.  For a complete discussion of the functions of the Nominating/Corporate Governance Committee, see “Corporate Governance — Nominating/Corporate Governance Committee” below. The current members of the Nominating/Corporate Governance Committee are Kenny C. Guinn (Chair), Willie D. Davis, Anthony Mandekic and Daniel J. Taylor. The Nominating/Corporate Governance Committee, which was formed in May 2009, held two meetings during 2009.

Diversity and Community Affairs Committee.  The functions of the Diversity and Community Affairs Committee include, among other things, reviewing and monitoring the implementation of the Company’s diversity and philanthropy initiatives. The current members of the Diversity and Community Affairs Committee are Alexis M. Herman (Chair), Willie D. Davis, Roland Hernandez, Anthony Mandekic and Melvin B. Wolzinger. The Diversity and Community Affairs Committee held five meetings during 2009.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be filled by the same or different individuals, which gives the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The Board has no formal policy regarding whether to combine or separate the position of Chairman and Chief Executive Officer, but generally believes that such decisions should be made in the context of succession planning. Currently, the Chief Executive Officer of the Company, James J. Murren, also serves as the Chairman of the Board. The Board believes that the Company and its stockholders are best served by having Mr. Murren act in both positions, as he is most familiar with our business and the challenges the Company faces in the current environment. Additionally, his experience and expertise make him best suited to set agendas (in consultation with the Lead Independent Director) for, and lead discussions of, strategic matters affecting the Company at this time. Further, our Corporate Governance Guidelines, policies and practices, combined with the strength of our independent directors and the role of the new Lead

Independent Director (discussed below) minimizes any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman of the Board.

In early 2010, the Board replaced the role of Presiding Director with that of Lead Independent Director, electing Mr. Hernandez to serve in this position, and enumerated specific responsibilities of the Lead Independent Director. Among other things, the Lead Independent Director is responsible for convening, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer and Chairman of the Board regarding the agenda of Board and Executive Committee meetings and, on behalf of and at the discretion of the Board, meeting with stockholders and speaking for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

In accordance with the applicable rules of the Exchange, the Board of Directors has scheduled regular executive sessions of the non-management directors in which directors have an opportunity to meet outside the presence of management. The non-management directors also have the opportunity to convene in executive sessions at every meeting of the Board, in their discretion. Such sessions are chaired by Mr. Hernandez, as the Lead Independent Director who was elected by, and serves at the pleasure of, the Board of Directors. The Board of Directors has established a process for stockholders and other interested parties to communicate with the Lead Independent Director, which is set forth in “Stockholder and Interested Parties Communications with Directors” below.

Risk Oversight

Our Board of Directors has overall responsibility for overseeing the management of the most significant risks facing the Company. As part of its decision making processes and meetings, our Board of Directors engages in regular risk assessments of the enterprise and management, focusing particularly on the areas of financial risk, regulatory and compliance risk and operational and strategic risk. Material risks and our management’s assessment of material risk facing the Company are presented by the Company’s officers and its legal counsel to the Board at our regularly scheduled Board meetings for the Board’s discussion and consideration in its oversight of the Company. When necessary, our Board convenes for special meetings to discuss important decisions facing the Company. The Board considers short-term and long-term risks when providing direction to the Company in connection with these important decisions and risk planning is a central part of the calculus in all the Board’s decision making.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also share in such responsibility. As part of their delegated areas of responsibility, each of the Board committees reviews and discusses in more detail those specific risk topics under their areas of responsibility consistent with their charter and such other responsibilities as may be delegated to them from the Board of Directors from time to time. In particular, the Audit Committee focuses on any significant risk exposures faced by the Company, including general business risk, financial risk, internal controls, regulatory and compliance matters, and material litigation and potential disputes and assesses the steps and processes management has implemented to monitor, control and/or minimize such exposures. In addition, the Compensation Committee reviews at least annually, the Company’s compensation policies and practices for executives, management employees and employees generally as they relate to the Company’s risk management practices, including the incentives established for risk-taking and the manner in which risks arising out of the Company’s compensation policies and practices are monitored and mitigated and any adjustments of compensation policies and practices that should be made to address changes in the Company’s risk profile. Likewise, the Nominating/Corporate Governance Committee has the responsibility of reviewing the Company’s corporate governance practices, including Board composition and succession planning and regularly assesses the Company’s preparation to address risks related to these areas as well as the other areas under its responsibility.

Audit Committee

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The charter, attached hereto as Appendix B, is posted on the Company’s website at

www.mgmmirage.com/auditcommittee under the caption “Audit Committee,” and a copy will be made available, free of charge, to any stockholder who requests it in writing.

The current members of the Audit Committee are Roland Hernandez (Chair), William A. Bible (who was appointed to the Audit Committee on April 13, 2010), Kenny C. Guinn, Alexis M. Herman and Rose McKinney-James. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Among its various activities, the Audit Committee reviews:

1.	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	the independence and performance of the Company’s internal auditors and independent registered public accounting firm; and

3.	the Company’s compliance with legal and regulatory requirements.

The Audit Committee also prepares the report that is required to be included in the Proxy Statement. In addition, the Audit Committee appoints the independent registered public accounting firm; reviews with such firm the plan, scope and results of such audit, and the fees for the services performed; and periodically reviews their performance and independence from management.

Under written guidelines adopted by the Board of Directors in connection with the Company’s Code of Conduct, the Audit Committee, or its designated member, is required to review reports of potential conflicts of interest involving directors and senior executives of the Company. With respect to such reports, it is the Audit Committee’s responsibility to determine whether a conflict exists and whether or not to waive the conflict. In determining whether a conflict of interest exists, the Audit Committee considers the materiality of the relationship between the third party and the Company pursuant to standards set forth in written guidelines. In determining whether a conflict of interest should be waived, the Audit Committee considers the effectiveness of any safeguards that may be implemented, the feasibility of the individual’s recusal in matters that affect the Company and the third party, and the materiality of lost services for the Company that may result from the recusal.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors. In addition, the Audit Committee meets regularly in closed executive sessions with the Company’s management, independent registered public accounting firm and internal auditors, and reports its findings to the Board of Directors.

The Board of Directors has determined that Mr. Hernandez, Mr. Bible, Mr. Guinn, Ms. Herman and Ms. McKinney-James meet the current independence and experience requirements of the Exchange’s listing standards. The Board of Directors has determined that each of the members of the Audit Committee is “financially literate” and that Messrs. Hernandez and Bible each qualify as an “audit committee financial expert,” as defined in the Exchange’s listing standards and the SEC’s regulations. In addition, the Board of Directors has determined that the service of Mr. Hernandez on other audit committees, as described earlier in the description of his principal occupation and other directorships under “Election of Directors,” would not impair his ability to effectively serve on the Company’s Audit Committee. The Board of Directors will review such determination at its meeting following the Annual Meeting of Stockholders, when it makes committee assignments for the coming year.

Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter, attached hereto as Appendix C, is posted on the Company’s website at www.mgmmirage.com/compensationcommittee under the caption “Compensation Committee Charter,” and a copy will be made available, free of charge, to any stockholder who requests it in writing. The primary function of the Compensation Committee is to ensure that the compensation program for executives of the Company (i) is effective in attracting and retaining key officers, (ii) links pay to business strategy and performance, and (iii) is administered in a fair and equitable fashion in the stockholders’ interests. Among other things, the Compensation Committee recommends the executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company’s Annual Performance-Based Incentive Plan and administers and approves the granting of share-based awards under the Company’s Amended and Restated 2005 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, share-based awards, and other forms of compensation. See “Executive and Director Compensation and Other Information — Compensation Discussion and Analysis” below.

The Compensation Committee also prepares the annual Compensation Committee report appearing in the Company’s Proxy Statement. In addition, the Compensation Committee reviews and discusses with management the proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s Proxy Statement.

The Compensation Committee has considered and evaluated risks associated with our compensation programs, including the implementation and management thereof. Additionally, the Compensation Committee has discussed risk management practices with the entire Board of Directors, as well as the Audit Committee and certain of the Company’s executive officers.

Nominating/Corporate Governance Committee

During part of 2009, the Board of Directors did not have a standing nominating committee, and as a “controlled company” as defined by the Corporate Governance Rules of the Exchange, the Company was not required to have one. In connection with the Company ceasing to be a “controlled company” in May 2009, the Board of Directors formed the Nominating/Corporate Governance Committee comprised solely of independent directors in compliance with the Corporate Governance Rules of the Exchange. Prior to the formation of the Nominating/Corporate Governance Committee, identification, consideration and nomination of potential candidates to serve on the Board of Directors were conducted by the entire Board of Directors. The Nominating/Corporate Governance Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The charter, attached hereto as Appendix D, is posted on the Company’s website at www.mgmmirage.com/nominatingcommittee under the caption “Nominating and Corporate Governance Committee,” and a copy will be made available, free of charge, to any stockholder who requests it in writing.

The Nominating/Corporate Governance Committee’s responsibilities include the selection of director nominees to be recommended to the Board of Directors and the development and review of the Corporate Governance Guidelines. Among other things, the Nominating/Corporate Governance Committee also (i) develops and makes recommendations to the Board of Directors for specific criteria for selecting directors, (ii) reviews and makes recommendations to the Board of Directors with respect to membership on committees of the Board of Directors, other than the Nominating/Corporate Governance Committee, (iii) develops, reassesses and makes recommendations to the Board of Directors with respect to succession plans of the Chief Executive Officer and the Company’s other key executive officers, (iv) oversees the annual self-evaluations of the Board of Directors, and (v) oversees the orientation program for new directors and continuing education for directors.

In determining the criteria for membership, the Nominating/Corporate Governance Committee considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including, among other things, the following experience and personal attributes: leadership abilities; financial acumen; general and special business experience and expertise; industry knowledge; high ethical standards; independence; sound judgment; interpersonal skills; and overall effectiveness.

The Nominating/Corporate Governance Committee also considers diversity when assessing the appropriateness of Board membership. Though diversity is not defined in the Corporate Governance Guidelines or in the Nominating/Corporate Governance Committee’s charter, each of which can be found under their respective captions at www.mgmmirage.com/corporategovernance, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment to diversity is demonstrated by the current structure of our Board and the varied backgrounds and skill sets of our directors.

The Nominating/Corporate Governance Committee may receive recommendations for Board candidates from various sources, including the Company’s stockholders. In addition, the Nominating/Corporate Governance Committee may engage an independent executive search firm to assist in identifying qualified candidates. The Nominating/Corporate Governance Committee will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from public stockholders should be in writing and addressed to: Corporate Secretary, MGM MIRAGE, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Stockholder Communications, and must include the proposed candidate’s name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and also include the recommending stockholder’s name, address and the number of shares of Common Stock, and the length of time, beneficially held. See “Notice Concerning Stockholder Proposals and Nominations” below.

Stockholder and Interested Parties Communications with Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with members of the Board, the non-management directors as a group and the Lead Independent Director. All such communications should be in writing and should be addressed to the Corporate Secretary, MGM MIRAGE, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board, the non-management directors or the Lead Independent Director, as applicable, a summary of all such correspondence and copies of all communications that he determines are appropriate, and consistent with, the Company’s operations and policies. Matters relevant to other departments of the Company are directed to such departments with appropriate follow-up to ensure that inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chair of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board of Directors or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.

Compensation Committee Interlocks and Insider Participation

Messrs. Mandekic and Taylor are employees of Tracinda and certain transactions between the Company and Tracinda are further discussed below.

TRANSACTIONS WITH RELATED PERSONS

Description of Transactions

Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP, of which Gary N. Jacobs was formerly of counsel, has performed extensive legal services for the Company. Such services related to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements. For the year ended December 31, 2009, the Company paid legal fees and costs to Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP in the amount of $15 million. Mr. Jacobs was a senior partner of the firm until June 2000 when he became employed by the Company. He was of counsel to the firm until March 2009.

Robert H. Baldwin is a director of the Keep Memory Alive Foundation. For the year ended December 31, 2009, the Company made a contribution of cash, goods and services to the Keep Memory Alive Foundation in the aggregate amount of $476,000, and the Keep Memory Alive Foundation purchased goods and services from the Company and its subsidiaries in the amount of $869,000.

James J. Murren was a co-founder of, and currently serves as a director of, the Nevada Cancer Institute, a non-profit organization. Mr. Murren’s wife, Heather Hay Murren, was also a co-founder and served as the first Chairman of the Board of the Nevada Cancer Institute through its founding until June 2009. Mrs. Murren currently serves as a director of the Nevada Cancer Institute, along with Gary N. Jacobs and William M. Scott IV. For the year ended December 31, 2009, the Company made contributions of cash, goods and services to the Nevada Cancer Institute in the amount of $93,000, and the Nevada Cancer Institute purchased goods and services from the Company and its subsidiaries in the amount of $286,000.

Gary N. Jacobs serves as a director of the Smith Center for Performing Arts in Las Vegas, Nevada. In 2007, the Company pledged a $1,000,000 contribution to the Smith Center for Performing Arts, of which $355,000 had been paid as of December 31, 2009 and $645,000 is scheduled to be paid over the next five years. The Company made payments to the Smith Center for Performing Arts totaling $50,000 in 2009, including $25,000 paid under the multi-year pledge.

For the year ended December 31, 2009, Kirk Kerkorian, the sole stockholder of Tracinda, and Tracinda collectively paid the Company the aggregate amount of $98,721 for hotel and other related services provided by the Company.

For the year ended December 31, 2009, the Company incurred expenses in connection with the Company’s use of Tracinda’s aircraft for a total amount of $150,918 pursuant to a Lease Agreement. Additionally, for the year ended December 31, 2009, Tracinda paid the Company a total amount of $30,608 as reimbursement of permitted expenses pursuant to a Time Sharing Agreement in connection with Tracinda’s use of the Company’s aircraft.

In connection with the sales of residential condominium units at CityCenter, a joint venture between the Company and Infinity World Development Corp., a wholly-owned subsidiary of Dubai World, certain of the directors, Named Executives and its principal stockholder and their immediate family members have entered into purchase agreements and have paid deposits. The prices paid pursuant to these purchase agreements were consistent with prices charged to unrelated third parties. In September 2009, CityCenter decided to discount the prices of its residential inventory by 30%. For the year ended December 31, 2009, the Company received payments related to the residential condominium units from Tracinda in the amount of $714,947 and from Gary N. Jacobs in the amount of $5,748.

Mandalay Resort Group, a subsidiary of the Company, entered into a time sharing agreement with James J. Murren in connection with his personal use of the Company’s aircraft. Under the time sharing agreement, Mr. Murren may lease the Company’s aircraft, including crew and flight services. See “Executive Compensation” for amounts reimbursed by Mr. Murren and for unreimbursed amounts that are considered perquisites.

Review, Approval or Ratification of Transactions

Our Board has approved separate written guidelines under the Company’s Code of Conduct for the reporting, review and approval of potential conflicts of interest (the “Conflict of Interest Guidelines”). Each potential conflict of interest that is reportable under the Conflict of Interest Guidelines is reviewed internally on a case-by-case basis. Any such reportable potential conflict of interest involving a director or senior executive, any of their respective spouses, minor children or other dependents, must be reviewed by the Audit Committee, or a designated member thereof. Furthermore, all such reportable potential conflicts of interest involving other employees, or their respective spouses, minor children or other dependents, are reviewed by the Company’s internal legal department.

Because the Conflict of Interest Guidelines were designed to implement a procedure by which the Company can review and take action with respect to potential conflicts of interest, the criteria for determining which proposed transactions are reportable under the Conflict of Interest Guidelines are based on various factors designed to determine the materiality of such transaction with respect to the corresponding employee or director, including the size of the transaction or investment, the nature of the investment or transaction, the nature of the relationship between the third party and the Company, the nature of the relationship between the third party and the director or employee, and the net worth of the employee or director, and are not based on the threshold set forth in Item 404(a) of Regulation S-K. Furthermore, the Conflict of Interest Guidelines are not applicable to any stockholder of the Company who is not otherwise an employee or a director of the Company. Therefore, while certain transactions that are reportable under Item 404(a) of Regulation S-K might be reportable under the Conflict of Interest Guidelines, none of the transactions reported under the “Description of Transactions” sub-section above was reported or reviewed pursuant to the Conflict of

Interest Guidelines. Nevertheless, prior to the dissolution of the management committee, each of such transactions reported above had been reported to, and reviewed and approved by, one or more of the disinterested members of the management committee pursuant to an informal procedure. Following the dissolution of the management committee, such transactions are reported in the first instance to the Office of the General Counsel or the Chairman of the Audit Committee, and disclosable transactions are subsequently reviewed and approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP their independence.

The Audit Committee also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche LLP the Company’s internal control over its financial reporting process; (ii) monitored management’s review and analysis of the adequacy and effectiveness of those controls and processes; and (iii) reviewed and discussed with management and Deloitte & Touche LLP their respective assessment of the effectiveness and adequacy of the Company’s internal control over financial reporting.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

ROLAND HERNANDEZ, Chair
KENNY C. GUINN
ALEXIS M. HERMAN
ROSE MCKINNEY-JAMES

In March 2010, Mr. Bible was appointed as a new director of the Company and subsequently named to the Audit Committee on April 13, 2010 and, as such, he was not able to participate in the relevant reviews and discussions noted above during 2009.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

ANTHONY MANDEKIC, Chair
WILLIE D. DAVIS
KENNY C. GUINN
ROSE MCKINNEY-JAMES
DANIEL J. TAYLOR
MELVIN B. WOLZINGER

The foregoing report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Roles in Establishing Compensation

Compensation Committee.  The Compensation Committee is responsible for establishing, implementing and reviewing the compensation program for our employees, including the executive officers. The compensation for our Named Executives is presented in the tables that follow this Compensation Discussion and Analysis, beginning with the “Summary Compensation Table.” Our “Named Executives” in any fiscal year are defined as any person who served as our Chief Executive Officer or Chief Financial Officer, our other three most highly compensated executive officers at the end of the last fiscal year, and up to two additional individuals who would have been Named Executives but for the fact that they were not serving as an officer at the end of that fiscal year. Accordingly, in 2009, our Named Executives were:

•	James J. Murren — Chairman of the Board, Chief Executive Officer and President

•	Daniel J. D’Arrigo — Executive Vice President, Chief Financial Officer and Treasurer

•	Robert H. Baldwin — Chief Design and Construction Officer

•	Robert C. Selwood — Executive Vice President and Chief Accounting Officer

•	William M. Scott IV — Mr. Scott was hired as Senior Vice President, Deputy General Counsel in August 2009

•	Gary N. Jacobs — Mr. Jacobs was President Corporate Strategy, General Counsel and Secretary until he resigned in December 2009

The Compensation Committee, among other things, recommends the executive compensation policy to our Board of Directors, determines compensation of our senior executives, determines the performance criteria and incentive awards to be granted pursuant to our Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) and administers and approves the granting of equity-based awards under our Omnibus Incentive Plan. The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, non-equity incentive awards, equity-based awards and other forms of compensation.

Executive Officers.  In carrying out its functions, the Compensation Committee obtains recommendations from senior executives with respect to various elements of compensation, including, but not limited to, determining the employees — other than the senior executives themselves — to whom share-based awards are granted and the amount of compensation to be paid to such employees. The Compensation Committee consults with the senior executives to obtain performance results, legal and regulatory guidance, and market and industry data that may be relevant in determining compensation. In addition, the Compensation Committee consults with the Chief Executive Officer regarding our performance goals and the performance of our executive officers. Furthermore, the Chief Executive Officer meets with the Chair of the Compensation Committee and our Lead Independent Director to discuss the Chief Executive Officer’s performance during the prior year, including with respect to strategic planning, geographical and market expansion, management of new operations, projects and investments, succession planning and interactions and working relations with the Board.

Other than in connection with negotiating their respective employment agreements and other than with respect to participation by our Chief Executive Officer in connection with determining the performance criteria for his annual bonus under our Incentive Plan, the executive officers do not participate in determining the amount and type of compensation they are paid. Instead, the Compensation Committee’s assessment of the individual performance of the executive officers is based primarily on the Compensation Committee’s independent observation and judgment of the responsibilities, duties, performance and leadership skills of the executive officers as well as the Company’s overall performance.

Outside Consultants.  The Compensation Committee periodically engages outside consultants on various compensation-related matters. The Compensation Committee has the authority to engage the services of independent legal counsel and consultants to assist the Committee in analyzing and reviewing the compensation policies, the elements of compensation, and the aggregate compensation for the executive officers. Recently, the Compensation Committee engaged outside consultants as follows:

•	During 2009, Deloitte & Touche LLP was engaged by the Compensation Committee to perform certain agreed upon procedures in connection with the Compensation Committee’s review of the achievement of the financial goals set pursuant to the Incentive Plan and the corresponding non-equity incentive awards payable to the Named Executives under such plan.

•	During 2009, Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant that performs services only for the Compensation Committee, was engaged by the Compensation Committee to assist the Compensation Committee with various projects in 2009, including the design of the bonus targets under the Incentive Plan, negotiations with respect to the Chief Executive Officer’s new employment agreement, and the award of long-term equity incentives.

Objectives of Our Compensation Program

The Compensation Committee’s primary objectives in setting total compensation and the elements of compensation for each of the Named Executives are to:

•	attract talented and experienced Named Executives and retain their services on a long-term basis;

•	motivate the Named Executives to achieve our annual and long-term strategic goals;

•	align the interests of the Named Executives with the interests of the Company and those of our stockholders; and

•	encourage the Named Executives to balance the management of long-term risks and long-term performance with yearly performance.

Certain Factors in Determining Compensation

Employment Agreements.  We have entered into employment agreements with each of our Named Executives, including a new employment agreement, effective April 6, 2009, with Mr. Murren, our Chairman of the Board and Chief Executive Officer since December 2008. The Compensation Committee believes these agreements are necessary to retain and ensure the continued availability of the Named Executives to develop and implement our strategic plans throughout the world, including, for example, developing MGM MIRAGE Hospitality LLC’s projects. The employment agreements determine the annual base salaries and severance benefits for the Named Executives, in each case, as further described below.

Incentive Plan.  As further described below, the Compensation Committee adopts performance goals on an annual basis, including specific performance objectives, and establishes computation formulae or methods for determining each participant’s non-equity incentive award for that year under the Incentive Plan. Mr. Murren participates in determining the performance criteria for his annual bonus under the Incentive Plan. For fiscal year 2009, Messrs. Murren, Baldwin, and Jacobs were the sole participants in the Incentive Plan. For fiscal year 2010, Messrs. Murren, Baldwin, D’Arrigo and Selwood are the Named Executives eligible to participate in the Incentive Plan. The Compensation Committee has no discretion to increase the amount of any participant’s award as determined by the formula, but even if the performance goals are met for any particular year, the Compensation Committee may reduce or eliminate any participant’s award if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant’s performance or any other factors material to the goals, purposes, and administration of the

Incentive Plan. In December 2009, the Compensation Committee determined that it would not reduce or eliminate any of the participants’ awards for fiscal year 2009.

Impact of Tax Rules.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) disallows a tax deduction to public companies for compensation over $1 million paid to such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer. Qualifying performance-based compensation is not subject to the $1 million deduction limitation if certain requirements are met. The Compensation Committee has determined that compensation payable to these individuals should be structured to satisfy the requirements for qualified performance-based compensation whenever possible. Awards to these individuals under our Incentive Plan and certain annual grants of equity-based compensation they receive under our Omnibus Incentive Plan are intended to satisfy the requirements for qualifying performance-based compensation under Section 162(m) so that compensation paid pursuant to these awards and grants will be tax deductible. However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. In addition, the Compensation Committee reserves the right to use its judgment to authorize payment of compensation that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions, the performance of its employees, and other relevant factors. In this regard, in 2009, the Compensation Committee approved discretionary cash bonuses to certain Named Executives, as discussed below.

Targeted Overall Compensation and Peer Group Review.  In order to assess whether the compensation awarded to our executive officers is fair and reasonable, the Compensation Committee periodically gathers and reviews data regarding the compensation practices and policies of other public companies in our industry. The peer group compensation data is reviewed as a check for the Compensation Committee to determine whether the compensation paid to our executive officers is generally competitive with that paid to the executive officers of our peer group companies. The Compensation Committee does not, however, annually adjust the compensation paid to our executive officers based on this information.

The relevant information for members of the peer group is gathered from publicly-available proxy data, which data generally reflects only the compensation paid by these companies in years prior to their disclosure. When reviewing the compensation of the Named Executives of the peer group, the Compensation Committee compares the market overlap, results of operations, stockholders’ equity and market capitalization of the peer group with ours. In addition, the Compensation Committee also reviews the total compensation, as well as the amount and type of each element of such compensation, of the Named Executives of the peer group with duties and responsibilities comparable to those of our Named Executives. In 2009, the Compensation Committee reviewed the compensation data of the following companies:

•	Boyd Gaming Corporation

•	International Game Technology

•	Las Vegas Sands Corporation

•	Marriott International, Inc.

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Wynn Resorts, Limited

Elements of Compensation

Base Annual Compensation.  The Named Executives’ respective employment agreements provide for annual base salaries as described under “Certain Factors in Determining Compensation — Employment Agreements” and “Summary Compensation Table,” and the Named Executives generally remain at the annual base salaries under such employment agreements for the term of the agreement unless their roles or responsibilities materially change. In connection with finalizing the employment agreements (including any amendments to such agreements) with the Named Executives, including the terms of Mr. Murren’s new employment agreement, the Compensation Committee approved the annual base salaries set forth in such agreements that it believed would be required to retain the services of the Named Executives for the term of the employment agreements and to reflect the minimum annual compensation that is appropriate for each of them based on their past and anticipated contributions to our business. In addition, Mr. Murren’s annual base salary was increased to $2,000,000 from $1,500,000 because of the additional duties and responsibilities attendant to his appointment as Chairman of the Board and Chief Executive Officer and the value and importance of the service that he will provide in the future. In connection with the negotiation of Mr. Murren’s employment agreement, the Compensation Committee engaged separate independent counsel, as well as FW Cook.

Non-Equity Incentive Awards.  Non-equity incentive awards under the Incentive Plan, when appropriate, are determined by the Compensation Committee after the end of the fiscal year. Only an individual who (a) at any time during the taxable year served as the chief executive officer or acted in such capacity, or (b) is among the four highest compensated executive officers and is designated by the Compensation Committee may participate in the Incentive Plan.

Within 90 days of the beginning of each calendar year, the Compensation Committee establishes performance goals, including specific performance objectives based on our financial performance targets approved by the Board and computation formulae or methods for determining each participant’s non-equity incentive award under the Incentive Plan for that year. For 2009, the Compensation Committee established performance objectives based on a percentage of “EBITDA.” As defined by the Compensation Committee for 2009, EBITDA consisted of corporate consolidated EBITDA excluding the following nonrecurring items: gains or losses from the sale of operating properties, EBITDA attributable to operations of assets for the period prior to their disposal, gains or losses on insurance proceeds related to asset claims, certain asset write-downs or write-ups, gains or losses from acquisition, sale, disposition or exchange of our debt securities, and certain legal and advisory fees. For 2009, the Compensation Committee established the EBITDA target at $1.4 billion, subject to potential downward adjustment in the case of certain discontinuances of operations. The Compensation Committee further determined that, in order for any grant to be earned under the Incentive Plan, the minimum performance measure during 2009 must have been at least $980 million (70% of the targeted EBITDA). In the event that 70% of the targeted EBITDA was achieved, the participants would be eligible to receive 50% of their target award. Thereafter, the awards would increase on a sliding scale basis, so that if, for example, 85% of the targeted EBITDA is achieved, the participants would be eligible to receive 75% of their target award, and if 100% of the targeted EBITDA is achieved, the participants would be eligible to receive 100% of their target award. Between 100% and 120% of targeted EBITDA, the bonus would increase proportionately up to a maximum amount equal to 150% of the target bonus, so that, for example, if 110% of the targeted EBITDA is achieved, the participant would be eligible to receive 125% of their target award. The Compensation Committee set the target non-equity incentive awards under the Incentive Plan for 2009 as $3.0 million, $2.4 million, and $1.65 million for Messrs. Murren, Baldwin, and Jacobs, respectively. Pursuant to the Incentive Plan, at or after the end of each calendar year, the Compensation Committee is required to certify in writing whether the pre-established performance goals and objectives were satisfied for that year. For 2009, the Compensation Committee performed this step in March 2010. In 2009, 88% of the targeted EBITDA was achieved such that Messrs. Murren and Baldwin, who were the only Named Executives eligible to receive a bonus under the Incentive Plan (Mr. Jacobs was determined to be ineligible because he was not employed on December 31, 2009), each received 80% of their target awards.

The awards discussed above are subject to potential repayment. The following rules shall apply if (1) there is a restatement of the Company’s financial statements for the fiscal year for which a bonus is paid, other than a restatement due to changes in accounting principles or applicable law, and (2) the Compensation Committee determines that a participant has received an “excess bonus” for the relevant fiscal year. First, the amount of the excess bonus shall be equal to the difference between the bonus paid to the participant and the payment or grant that would have been made based on the restated financial results. Second, the requirement to repay the excess bonus shall only exist if the Audit Committee has taken steps to consider restating the financials prior to the end of the third year following the year in question. Third, the

Compensation Committee shall take such action in its discretion that it determines appropriate to recover the excess bonus. Such actions may include recovery of such amount from the participant from any of the following sources: prior incentive compensation payments, future payments of incentive compensation, cancellation of outstanding equity awards, future equity awards, gains realized on the exercise of stock options, and direct repayment by the participant. A participant’s receipt of a bonus constitutes his agreement that, if requested by the Compensation Committee, he shall repay to the Company the excess bonus within 90 days of the time that he is notified by the Compensation Committee of the overpayment. Application of this policy does not preclude the Company from taking any other action to enforce a participant’s obligations to the Company, including termination of employment or institution of civil or criminal proceedings.

For 2010, the Compensation Committee has determined that, in order for any annual non-equity incentive award to be earned under the Incentive Plan, the minimum EBITDA during 2010 must be at least 70% of the targeted EBITDA for 2010, as approved by the Compensation Committee solely for the purposes of the Incentive Plan. The same definition of EBITDA as used in 2009 will be used for 2010 and the sliding scale described above will also apply. The Compensation Committee set the target non-equity incentive award under the Incentive Plan for 2010 as $4 million, $2.25 million, $375,000 and $375,000 for Messrs. Murren, Baldwin, D’Arrigo and Selwood, respectively. In determining the minimum performance measure and the target non-equity incentive award for 2010, the Compensation Committee considered the EBITDA projected by management for 2010 in relation to the prior year’s performance, general economic conditions, the competitiveness of our executive compensation within the industry, and the anticipated value of the services to be provided by the participants. Based on the foregoing, the Compensation Committee believed, at the time the target performance measure was set for 2010, that the target performance goals were attainable.

In addition, pursuant to his employment agreement, Mr. Murren is eligible to receive four additional equal cash awards of up to $4.25 million in the aggregate (“Additional Cash Awards”) to be awarded pursuant to the Incentive Plan, with one of such Additional Cash Awards to be vested at the end of each of four six-month periods starting on September 30, 2009. Such Additional Cash Awards will be in addition to any annual awards made to Mr. Murren under the Incentive Plan. In the event that any Additional Cash Awards vest and are earned, such Additional Cash Awards, unlike the awards made under the Incentive Plan, will not be subject to reduction at the discretion of the Compensation Committee. The Compensation Committee determined that, because the awards under the Incentive Plan may be reduced or eliminated at the discretion of the Compensation Committee, ensuring that a portion of Mr. Murren’s cash compensation that is dependent on our performance not be subject to reduction at the discretion of the Compensation Committee was important to assist the Company’s efforts in continuing to retain the services of Mr. Murren and to further align the interest of our Chief Executive Officer with those of our stockholders. Each of the Additional Cash Awards will be deemed vested and earned at the end of the corresponding six-month period if the EBITDA of the Company for such six-month period is equal to or higher than $350,000,000, subject to Mr. Murren’s continued employment through the end of such six-month period. Any Additional Cash Award that does not become vested and earned upon the end of the corresponding six-month period (solely as a result of the failure to meet the EBITDA target) will be deemed vested and earned on any subsequent vesting date in the event that the average EBITDA for the six-month periods beginning on April 1, 2009 and ending on such subsequent vesting date is equal to or greater than such target EBITDA for the corresponding six-month period; provided, however, the foregoing is not applicable if Mr. Murren’s employment has been terminated by the Company for good cause (as defined in his employment agreement) or by Mr. Murren without good cause (as defined in his employment agreement), in each case, on or prior to such subsequent vesting date. The Additional Cash Awards that are vested and earned prior to March 31, 2011 will be paid on March 31, 2011 (or within 10 business days thereafter) and the Additional Cash Awards that vest and are earned on March 31, 2011 will become payable on March 31, 2011 and must be paid within 90 days thereafter; provided, however, in the event that Mr. Murren’s employment is terminated prior to March 31, 2011 (other than by the Company for good cause or by Mr. Murren without good cause), the Company will make an irrevocable contribution to a grantor trust established in accordance with the terms of Mr. Murren’s employment agreement in an amount equal to the amount of any Additional Cash Award that is vested as of the date of termination or that becomes vested following such termination. The foregoing contribution(s), which shall accrue interest, will be made on the later of (i) the date of termination or (ii) the date such Additional Cash Award becomes vested, but no later than 90 days thereafter. In the event of Mr. Murren’s death prior to March 31, 2011, any Additional Cash Award that is vested as of the date of his death or that becomes vested following the date of his death will be paid on the later of (i) the date of death or (ii) the date such Additional Cash Award becomes vested, but no later than 90 days thereafter.

In addition, the Compensation Committee has the ability to grant bonus awards outside of the Incentive Plan in accordance with the Compensation Committee’s discretion. Discretionary bonuses may be awarded in any amount that the Compensation Committee deems appropriate; provided, however, that any such bonus payments may not be entitled to the same beneficial tax treatment provided with respect to the non-equity incentive awards under the Incentive Plan. In 2009, Messrs. D’Arrigo, Selwood and Scott, who were not eligible to participate in the Incentive Plan, received annual bonuses in the amounts of $250,000, $250,000 and $75,000, respectively. Additionally, in March 2010, the Compensation Committee determined to award discretionary bonuses to Messrs. Murren, D’Arrigo and Selwood in the amounts of $500,000, $225,000 and $200,000, respectively in recognition of their efforts relating to the financing of CityCenter as well as executing capital raising transactions that improved the Company’s financial position.

Equity-Based Compensation.  The Compensation Committee grants equity-based compensation under the Omnibus Incentive Plan, which allows for the issuance of various forms of equity-based compensation, such as stock options, stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”). The Compensation Committee administers all aspects of the Omnibus Incentive Plan and is the only authorized body that can grant equity-based awards.

Prior to the Compensation Committee’s adoption in October 2008 of a new equity-based compensation policy (the “Annual Program”), the Compensation Committee had granted equity-based awards in connection with milestone events, such as in connection with a new hire, employment contract renewal, significant promotions, and significant corporate transactions. Although in exceptional circumstances the Compensation Committee may grant equity-based compensation outside the Annual Program, equity-based compensation to our employees, including the Named Executives, will be granted primarily under the Annual Program. The Compensation Committee adopted the Annual Program to reduce unintended discrepancies in equity-based compensation resulting from varying exercise prices of SARs and stock options depending on the year of issue, to provide similar vesting schedules for employees receiving the same type of awards during any given year, and to further align the interests of certain executives of the Company, including the Named Executives, with those of the stockholders by including a performance-based component with respect to equity-based awards to such executives. Pursuant to the Annual Program, existing employees with annual base salaries equal to or greater than $130,000 (among certain other requirements, and unless excluded on a case-by-case basis by the Compensation Committee) or any other existing employee approved by the Compensation Committee on a case-by-case basis may be eligible to receive equity-based awards annually on the anniversary of the Annual Program’s adoption.

The Compensation Committee has determined to issue both SARs and RSUs under the Annual Program. Each SAR entitles the recipient to receive upon exercise a payment in stock equal to the appreciation in the value of a share of Company stock from the date of issue to the date of exercise. Accordingly, the employee receives value from his or her SAR only if there is an increase in the value of a share. In contrast, each RSU entitles the holder to receive one share of Company stock at vesting. Thus, while an increase in the value of Company stock increases the value of each RSU, an RSU has value even if there is no increase in the value of a share — an RSU thus has value as a retention incentive even if there is no increase in stock price. The Compensation Committee has determined that a combination of both SARs and RSUs is the best design from an executive compensation perspective since this results in some retention incentive even when stock prices have not increased. As noted below, however, for more senior executives, 75% of the awards are in the form of SARs, in order to focus senior executives on stock price growth. SARs and RSUs vest ratably over four years. This vesting schedule encourages holders of awards to balance our short-term performance with the management of our long-term risks and long-term performance.

In connection with the Annual Program, the Compensation Committee reserves on an annual basis a pool of equity-awards comprised of SARs and RSUs based on a number of “SARs-equivalent” awards. With respect to employees with annual base salaries equal to or greater than $250,000, including the Named Executives, 75% of the SARs-equivalent awards were made in the form of SARs and 25% in the form of RSUs. With respect to employees with annual base salaries below $250,000, 50% of the “SARs-equivalent” awards will be made in the form of SARs and 50% in the form of RSUs.

The Compensation Committee established performance objectives for RSUs issued to officers. The Compensation Committee determined that, in order for any RSUs awarded to the officers of the Company in 2009 to vest, Company EBITDA for the six-month period ending on June 30, 2010 must be at least 50% of the targeted EBITDA as determined in the budget adopted by the Board of Directors for such period, excluding certain predetermined items. For this purpose EBITDA is generally computed in the same manner as under the Incentive Plan.

In determining the size of the awards to be awarded to employees, the Compensation Committee does not take into account an employee’s holdings of vested but unexercised awards, believing that calibrating future awards based on the holdings of previously vested but unexercised awards would create incentives for employees to exercise or sell shares subject to their prior grants. The Compensation Committee also does not take into account the value realized by an employee during a fiscal year from the exercise of equity awards granted during a prior year, believing that value realized by an employee from the exercise of any such equity award relates to services provided during the year of the grant or of vesting and not necessarily during the year of exercise.

The Compensation Committee awarded equity-based compensation to the Named Executives in 2009 as follows:

•	RSUs to Messrs. D’Arrigo, Baldwin and Selwood in the amount of 4,400, 25,000, and 4,400, respectively.

•	SARs with an exercise price of $5.53 to Mr. Murren in the amount of 2,000,000; SARs with an exercise price of $11.54 to Messrs. D’Arrigo, Baldwin and Selwood in the amount of 33,000, 187,500 and 33,000, respectively; SARs with an exercise price of $12.34 to Mr. Scott in the amount of 200,000; and SARs with an exercise price of $7.45 to Mr. Jacobs in the amount of 600,000.

The Compensation Committee believes that these awards of equity-based compensation, along with the grants of equity-based compensation in prior years, were sufficient to align the interests of the Named Executives with those of our stockholders.

As previously noted, the Compensation Committee may continue to grant in exceptional circumstances equity-based awards outside of the Annual Program. In particular, in connection with his new employment agreement, Mr. Murren was awarded 2,000,000 SARs under the Omnibus Incentive Plan, which SARs will expire seven years from the date of the grant. The Compensation Committee determined that, in light of Mr. Murren’s promotion during 2008 to Chairman of the Board and Chief Executive Officer and the resulting responsibility that has been assumed and will continue to be assumed by Mr. Murren, a significant equity-based award in connection with his new employment agreement was necessary to sufficiently compensate Mr. Murren, to assist the Company in the continued retention of his services, and to align Mr. Murren’s interest with those of our stockholders. The grant was designed to ensure that a significant portion of the grant would serve primarily to assist us in continuing to retain Mr. Murren’s services while any compensation from the remainder of the grant will be realized only upon a material increase in the value of our stockholders’ ownership in our shares. 1,000,000 of the SARs will vest over a period of four years, with 25% vesting each year if Mr. Murren is employed on the vesting date. To date, 250,000 of these SARs have vested. 500,000 of the SARs will vest over a period of four years, with 25% vesting each year if Mr. Murren is employed on the vesting date; provided that none of such SARs will be deemed vested unless the average closing price of our Common Stock is at least $8.00 during any 20 consecutive days period prior to the expiration of the employment agreement or, if Mr. Murren’s employment terminates earlier, prior to the end of the applicable vesting period following such termination. To date, 125,000 of these SARs have vested. The remaining 500,000 of the SARs will vest over a period of four years, with 25% vesting each year; provided that none of such SARs will be deemed vested unless the average closing price of our Common Stock is at least $17.00 during any 20 consecutive trading days prior to the expiration of the employment agreement or, if Mr. Murren’s employment terminates earlier, prior to the end of the applicable vesting period following such termination. In the event of termination of employment prior to the end of the employment agreement, the applicable vesting period is the earliest of (1) the fourth anniversary of the grant date, (2) two years following termination if Mr. Murren is terminated by the Company without good cause or terminates for good cause (for this purpose the two-year period is measured from the onset of disability in the event of termination due to disability), (3) the date of termination if Mr. Murren is terminated by the Company for good cause or terminates without good cause, (4) the date upon which the restrictive covenants in the employment agreement are violated, and (5) the date of a “discontinuing change of control,” as defined in the employment agreement. As a result of such grant, Mr. Murren was not eligible to receive additional awards of SARs under the terms of the Omnibus Incentive Plan during 2009.

In connection with any award of stock options or SARs, the exercise price for such stock options or SARs is established as the closing price of our Common Stock on the Exchange on the day of the Compensation Committee meeting on which such award is approved. With respect to a grant of an equity award to a new employee, although the Compensation Committee may pre-approve the terms of employment — including the proposed equity compensation — offered to a potential new employee prior to the acceptance or commencement of the employment, such grant of stock options or SARs made in connection with such new employment occurs at the next scheduled meeting of the Compensation Committee following the commencement of such employment, and the exercise price of stock options or SARs granted in connection with such employment is established as the closing price of our Common Stock on the Exchange on the date the Compensation Committee reaffirms such grant. With respect to equity awards granted in connection with the approval by the Compensation Committee of a new or revised employment agreement, such grants are approved and awarded at the regularly scheduled or special meeting of the Compensation Committee during which such employment agreement is approved. The Compensation Committee does not time the issuance or grant of any equity-based awards with the release of material, non-public information. In addition, we do not time the release of material non-public information for the purpose of affecting the value of equity awards. See “Severance Benefits and Change of Control” below for a discussion of the disposition of equity awards held by Named Executives upon termination of employment.

Retirement Benefits.  As part of our overall benefits program, we have provided a nonqualified deferred compensation plan (the “DCP”) and a supplemental executive retirement plan (the “SERP”) in addition to a traditional 401(k) plan. These programs have been designed to provide a measure of long-term security to the participants and to provide an additional incentive for the participants to remain with us.

In December 2007, the Compensation Committee determined that commencing January 1, 2008, no new persons would be added as participants in the SERP. In November 2008, as part of our ongoing cost savings measures, the Compensation Committee approved amendments to the DCP and SERP which suspended our matching contributions to the DCP for periods after January 1, 2009 and our contributions to the SERP for periods after October 1, 2008. In addition, we terminated certain predecessor DCP and SERP plans during 2008. The amendments also allowed participants to make one-time elections to receive, without penalty, all or a portion of their vested account balances under such plans in a lump sum payment within 60 days of January 1, 2009, consistent with certain transitional relief provided by the Internal Revenue Service pursuant to rules governing nonqualified deferred compensation. Payments made during 2009 pursuant to these elections to Messrs. Murren, D’Arrigo, Baldwin, Selwood and Jacobs were $3,547,280, $505,089, $1,462,535, $578,630 and $2,948,648, respectively.

The 401(k) match was suspended for all participants for 2009. Additionally, under the DCP, participants are permitted to defer any portion of their salary or non-equity incentive awards on a pre-tax basis and accumulate tax-deferred earnings on their accounts. Until January 1, 2009, we matched up to 4% of the participants’ base salary, less any amount contributed to the participants’ 401(k) plan, which contribution vests ratably over a 3-year period. The contributions made by participants vest immediately. All of the Named Executives except Mr. Scott are participants in the DCP. No Company contributions were made related to 2009 deferrals.

Under the SERP, which is a nonqualified plan, we made, until October 1, 2008, an annual contribution that is estimated to provide a retirement benefit up to 65% of the final five-year average annual salary of the participant. However, a participant is not guaranteed any specific amount of benefits upon retirement, but is entitled to only such amount of the vested contributions and earnings on such contributions available in such participant’s account at the time of retirement. All contributions to the SERP were made by us. A portion of such contributions vests over three years of participation in the SERP. The remainder of such contributions vests over the later of five years of participation in the SERP and 10 years of continuous service. All of the Named Executives except Mr. Scott are participants in the SERP. No contributions were made in 2009.

Perquisites and Other Benefits.  As an owner and operator of full-service hotels, we are able to provide many perquisites relating to hotel and related services, including security and in-town transportation, to the Named Executives at little or no additional cost to us. To the extent such products or services are for personal use, the Named Executives reimburse us for the cost of such product or service. We currently provide access to the fitness facilities located in the hotel in which a Named Executive’s office is located and offer certain products and services from our hotels at prices equal to our cost for such products and services. In addition, for our convenience and the convenience of our executive officers, we provide complimentary meals for business purposes at our restaurants to the Named Executives. As shown below in the Summary Compensation Table, the Company also provides tax gross-ups to certain of its Named Executives. Going forward, other than tax gross-ups that are required to be paid under existing employment agreements, the Compensation Committee does not intend to approve any further tax gross-ups.

Pursuant to his employment agreement and subject to certain conditions, Mr. Murren is permitted to use the aircraft owned by us for business purposes. Additionally, Mr. Murren may request the personal use of such aircraft; however, the Company is not obligated to make the aircraft available for more than two personal round trips in any calendar year, subject to certain conditions and the aircraft’s availability. For the year ended December 31, 2009, the Company invoiced Mr. Murren a total amount of $27,099 in connection with two of Mr. Murren’s personal flights, which amount represents a portion of the costs associated with such flights and was reimbursed by Mr. Murren pursuant to a Time Sharing Agreement. In 2009, the unreimbursed portion of the aggregate incremental costs associated with Mr. Murren’s personal use of the Company’s aircraft was $235,521 and $52,761 of this amount was imputed to his income.

In addition, the aggregate amount of premiums paid for group life insurance, short term disability insurance, long term disability insurance, business travel insurance, and health plan coverage and associated taxes on behalf of Messrs. Murren, D’Arrigo, Baldwin, Selwood, Scott and Jacobs in 2009 was $136,010, $24,295, $22,377, $21,327, $2,184, and $31,380, respectively. In addition, pursuant to his employment agreement, Mr. Murren will receive an annual $100,000 payment to be applied to his life insurance premiums or such other use as he determines.

The Company also paid legal fees on behalf of Messrs. Murren and Jacobs in conjunction with the negotiation of their employment agreements with the Company. In 2009, the Company paid $67,985 on behalf of Mr. Murren and $67,985 on behalf of Mr. Jacobs for such legal fees.

Severance Benefits and Change of Control.  In order to assist us in retaining the services of the executive officers, we have agreed to provide them with severance benefits in the event that their employment is terminated by the Company for other than good cause (as defined in their respective employment agreements), by the executives for good cause (as defined in their respective employment agreements) or in the event of a change of control (as defined in their respective employment agreements). The Compensation Committee believes the services of the Named Executives are extremely marketable, and that in retaining their services it is therefore necessary to provide assurances to the Named Executives that we will not terminate their employment without cause and without providing a certain level of severance benefits. When determining the level of the severance benefits to be offered in the employment agreements, the Compensation Committee also considered the period of time it would normally require an executive officer to find comparable employment. The details of the specific severance benefits available under various termination or change of control scenarios for the Named Executives are discussed in the “Potential Payments upon Termination or

Change-in-Control” section below, along with an estimate of the amounts to be paid to each Named Executive under each scenario.

Summary Compensation Table

The following table summarizes the compensation of the Named Executives for the years ended December 31, 2009, 2008 and 2007.

							Change in
					Stock		Pension Value
					Appreciation		and
					Rights and	Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Title (A)	Year	(B)	(C)	(D)	(E)	(F)	Earnings	(G)	Total

James J. Murren	2009	$2,038,462	$500,000	$—	$7,094,400	$3,455,368	$—	$664,213	$13,752,443
Chairman of the	2008	1,500,000	—	356,250	1,771,144	—	—	442,039	4,069,433
Board, Chief Executive Officer, President and	2007	1,500,000	—	—	—	4,739,681	—	351,269	6,590,950
Director
Daniel J. D’Arrigo	2009	$500,000	$475,000	$50,776	$238,405	$—	$—	$37,395	$1,301,576
Executive Vice	2008	500,000	—	57,000	283,383	—	—	116,531	956,914
President, Chief Financial Officer and Treasurer	2007	390,385	390,000	—	4,075,215	—	—	96,434	4,952,034
Robert H. Baldwin	2009	$1,500,000	$—	$288,500	$1,354,575	$1,914,294	$—	$75,477	$5,132,846
Chief Design and	2008	1,500,000	—	356,250	1,771,144	—	—	460,888	4,088,282
Construction Officer and Director	2007	1,500,000	—	—	—	4,739,681	—	474,552	6,714,233
Robert C. Selwood	2009	$439,286	$450,000	$50,776	$238,405	$—	$—	$30,427	$1,208,894
Executive Vice President and Chief Accounting Officer
William M. Scott IV	2009	$152,528	$75,000	$—	$1,631,100	$—	$—	$26,225	$1,884,853
Senior Vice President, Deputy General Counsel
Gary N. Jacobs	2009	$836,154	$—	$—	$2,954,220	$—	$—	$3,201,081	$6,991,455
Former President	2008	700,000	—	213,750	1,062,686	—	—	245,339	2,221,775
Corporate Strategy, General Counsel	2007	700,000	350,000	—	—	2,210,332	—	235,472	3,495,804
and Secretary

(A)	Mr. Jacobs resigned from his position effective December 15, 2009.

(B)	On September 16, 2005, we entered into employment agreements with Messrs. Murren, Baldwin, and Jacobs. Each of the foregoing employment agreements provides for a term through January 4, 2010 and an annual base salary as follows: $1,500,000 for Mr. Murren; $1,500,000 for Mr. Baldwin; and $700,000 for Mr. Jacobs. We do not provide additional director compensation to the foregoing officers who serve on the Board of Directors; therefore, none of the amounts reflected in this table represent additional compensation for services as directors for those persons. The employment agreement for Mr. Baldwin was amended on December 31, 2008. On April 6, 2009 we entered into a new employment agreement with Mr. Murren. The new employment provides for a term through April 7, 2013 and an annual base salary of $2,000,000. Pursuant to the new employment agreement, Mr. Murren’s new annual base salary became effective as of December 1, 2008 and the Company paid Mr. Murren approximately $192,300 in shortfall of such base salary from December 1, 2008 until April 6, 2009 in a lump sum in April 2009. $38,462, representing the portion of the lump sum payment attributable to the December 2008 shortfall is included in Mr. Murren’s 2009 salary reflected above. Effective August 3, 2009, we entered into a new employment agreement with Mr. Jacobs that provided for an annual base salary of $1,200,000. However, in December 2009, Mr. Jacobs resigned from the Company and his employment agreement terminated. On September 10, 2007, we entered into employment agreements with Messrs. Selwood and D’Arrigo, and on December 31, 2008, we amended each employment agreement. Each of the foregoing amended employment agreements provides for a term through September 10, 2011; an annual base salary of $400,000 for Mr. Selwood and $500,000 for Mr. D’Arrigo; and an annual bonus up to 75% of annual base salary for Mr. Selwood and of up to 100% of annual base salary for Mr. D’Arrigo. In August 2009, Mr. Selwood’s base salary was increased to $500,000. On August 13, 2009, we entered into an employment agreement with William M. Scott. Mr. Scott’s employment agreement provides for a term through September 15, 2013; an annual base salary of $400,000 through July 31, 2010; $420,000 commencing August 1, 2010 through July 31, 2011; $440,000 commencing August 1, 2011 through July 31, 2012; and $460,000 for the remainder of the employment term; and a discretionary bonus. Mr. Scott’s salary in the table above represents a portion of his salary from his date of hire on August 13, 2009 through the end of our fiscal year on December 31, 2009.

(C)	In 2010, in respect of their service in 2009, Mr. Murren, Mr. D’Arrigo, and Mr. Selwood received discretionary bonuses of $500,000, $225,000, and $200,000, respectively. Mr. D’Arrigo and Mr. Selwood also received annual bonuses in the amount of $250,000, and Mr. Scott received an annual bonus of $75,000.

(D)	RSUs were granted to Mr. Baldwin, Mr. D’Arrigo, and Mr. Selwood in 2009. The awards will be cancelled if certain performance criteria are not met during the 6 month period beginning January 1, 2010. At the grant date, we believed that it was probable that the performance criteria would be met, and accordingly, the full value of awards granted has been included. In addition, Mr. D’Arrigo participated in the 2008 exchange offer by the Company pursuant to which employees were eligible to exchange out-of-the-money stock options and SARs in exchange for RSUs. The amounts reflected in the table represent grant date fair value. A detailed list of RSUs previously awarded to the Named Executives and still outstanding is shown in the table below under “Outstanding Equity Awards at Fiscal-Year-End.”

(E)	SARs were granted to all the Named Executives in 2009. A detailed list of stock options and SARs previously awarded to the Named Executives and still outstanding is shown in the table below under “Outstanding Equity Awards at Fiscal Year-End.” The amounts reflected in the table represent the grant date fair value computed in accordance with FASB ASC 718. These awards were valued using the Black-Scholes Model with assumptions as described in Note 15 to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010.

(F)	Under the terms of the Incentive Plan, only Messrs. Murren, Baldwin and Jacobs were eligible to participate in the Incentive Plan in 2009. The Incentive Plan provides for payments to be made at the Compensation Committee’s discretion if the Company achieves a certain level of a defined performance measure, generally based on EBITDA adjusted for certain items. The exact amount of the 2009 payment was calculated in March 2010. Based on results related to the target EBITDA, Mr. Murren and Mr. Baldwin were awarded $2,392,868 and $1,914,294, respectively under the Incentive Plan. Mr. Jacobs did not receive an award under the Incentive Plan due to his resignation on December 15, 2009. See “Compensation Discussion and Analysis” for a further discussion of the Incentive Plan. See also the “Grants of Plan-Based Awards” table for information about the performance-based grants under the Incentive Plan in 2009. The $1,062,500 Additional Cash Award that vested September 30, 2009 is also reflected in this column for Mr. Murren.

(G)	All other compensation for 2009 includes the following:

	Personal			Insurance
	Use of			Premiums
	Company	401(k)	DCP	and		Other	Total Other
Name	Aircraft(1)	Match	Match(2)	Benefits(3)	Severance(4)	Perquisites(5)	Compensation

Mr. Murren	$265,783	$—	$53,100	$136,010	$—	$209,320	$664,213
Mr. D’Arrigo	—	—	13,100	24,295	—	—	37,395
Mr. Baldwin	—	—	53,100	22,377	—	—	75,477
Mr. Selwood	—	—	9,100	21,327	—	—	30,427
Mr. Scott	—	—	—	2,184	—	24,041	26,225
Mr. Jacobs	41,623	—	21,100	31,380	3,000,000	106,978	3,201,081

(1)	The amounts in this column represent the value of personal use of Company aircraft, which was determined based on the aggregate incremental cost to us, including gross-ups on associated taxes ($30,262 and $2,539 for Messrs. Murren and Jacobs, respectively). Going forward, other than tax gross-ups that are required to be paid under existing employment agreements, the Compensation Committee does not intend to approve any further tax gross-ups. Aggregate incremental cost for all years shown was calculated based on average variable operating cost per flight hour multiplied by flight hours for each Named Executive, less any amounts reimbursed by such Named Executive. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves, trip related repair and maintenance costs, travel expenses for flight crew, landing costs, related catering and miscellaneous handling charges, divided by aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, certain maintenance and inspections, depreciation, hangar rent, utilities, insurance and taxes, are not included in aggregate incremental cost since these expenses are incurred by us irrespective of personal use of aircraft. In accordance with his employment agreement, Mr. Murren is permitted to use the Company’s aircraft for personal travel. Further, the Company entered into a time sharing agreement with Mr. Murren in connection with such personal use of the Company’s aircraft. Mr. Murren reimbursed us in the amount of $27,099 for a portion of the cost associated with personal flights.

(2)	The amounts in this column represent our matching contributions in 2009 under the Deferred Compensation Plan (“DCP”) with respect to 2008 wages. The DCP allows participants to defer, on a pre-tax basis, a portion of their salary and bonus and accumulate tax deferred earnings, plus investment earnings on the deferred balances, as deferred tax savings. Until January 1, 2009, participants received a Company match of up to 4% of salary, net of any Company match received under the Company’s 401(k) plan. All employee deferrals vest immediately. The Company matching contributions vest ratably over a three-year period.

(3)	The amounts in this column represent premiums and expense for group life insurance, short term disability insurance, long term disability insurance, business travel insurance, and health plan coverage, including gross-ups of associated taxes ($17,876, $1,587, $894, $326 and $1,909 for Messrs. Murren, D’Arrigo, Baldwin, Selwood and Jacobs, respectively), and premiums for long term disability insurance for the benefit of the Named Executives. Going forward, other than tax gross-ups that are required to be paid under existing employment agreements, the Compensation Committee does not intend to approve any further tax gross-ups.

(4)	As discussed below under “Potential Payments upon Termination or Change-in-Control,” in connection with Mr. Jacobs’ resignation, in addition to his accrued and unpaid base salary, Mr. Jacobs will also will be paid over approximately two and one-half years, the aggregate amount of $3,000,000, less payroll deductions, as continuation of his base salary and in accordance with the Company’s normal payroll practices.

(5)	In 2009, Mr. Scott received temporary housing at The Signature at MGM Grand Hotel and Casino in Las Vegas and other reimbursements for relocation and housing expenses in the amount of $10,891 (including $2,701 in gross-ups on associated taxes) and a one-time payment in connection with his hire of $13,150. In 2009 Messrs. Murren and Jacobs each received $106,978 in legal services (including $38,993 in gross-ups on associated taxes), provided in connection with the negotiation of their respective employment agreements. In 2009, Mr. Murren received $100,000 to be applied to his life insurance premiums or such other uses as he determines. Also included in this column for Mr. Murren is $2,342 in-town transportation expenses (including $854 in gross-ups on associated taxes) relating to the security protocol the Company provides for him. Going forward, other than tax gross-ups that are required to be paid under existing employment agreements, the Compensation Committee does not intend to approve any further tax gross-ups. As an owner and operator of full-service hotels, we are able to provide many perquisites relating to hotel and hotel-related services to the Named Executives at little or no additional cost to us. To the extent such products or services are for personal use, the Named Executives reimburse us for the cost of such product or service. We currently provide access to the fitness facilities located in the hotel in which the Named Executives’ office are located and offer certain products and services from our hotels at prices equal to our cost for such products and services. In no case did the value of such perquisite, computed based on the incremental cost to us, exceed $10,000 per individual in 2009.

Grants of Plan-Based Awards

The table below sets forth certain information regarding plan-based awards granted during 2009 to the Named Executives.

								All Other	All Other
								Stock	Option/SAR
					Estimated Number of			Awards:	Awards:		Grant Date
					Shares For Future			Number of	Number of	Exercise	Fair Value
		Estimated Future Payouts Under Non-			Payouts Under Equity			Shares of	Securities	Price of	of Stock
	Grant	Equity Incentive Plan Awards (A)			Incentive Plan Awards (B)			Stock or	Underlying	Option/SAR	Option/SAR
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards (C)

James J. Murren	NA	$1,500,000	$3,000,000	$4,500,000	—	—	—	—	2,000,000	$5.53	$7,094,400
Daniel J. D’Arrigo	NA	NA	NA	NA	4,400	4,400	4,400	—	33,000	11.54	238,405
Robert H. Baldwin	NA	1,200,000	2,400,000	3,600,000	25,000	25,000	25,000	—	187,500	11.54	1,354,575
Robert C. Selwood	NA	NA	NA	NA	4,400	4,400	4,400	—	33,000	11.54	238,405
William M. Scott IV	NA	NA	NA	NA	—	—	—	—	200,000	12.34	1,631,100
Gary N. Jacobs	NA	825,000	1,650,000	2,475,000	—	—	—	—	600,000	7.45	2,954,220

(A)	The Compensation Committee approved the criteria for determining 2009 payouts under and the participants in the Incentive Plan in March 2009. Awards could be made if we achieved a minimum level of EBITDA, defined generally as consolidated EBITDA, excluding extraordinary items determined under GAAP, write-downs of long-lived assets, gains or losses from the sale of operating properties, EBITDA from operations of assets for the period prior to disposal, gains or losses on insurance proceeds relating to asset claims, gains or losses arising out of the acquisition, disposition, or exchanges of debt securities, or legal and advisory costs. The Compensation Committee established a target bonus for Mr. Murren, Mr. Baldwin, and Mr. Jacobs of $3,000,000, $2,400,000, and $1,650,000, respectively. For 2009, the target EBITDA was set at $1,400,000,000 and actual EBITDA had to be at least 70% of target EBITDA or no bonus would have been payable. If actual EBITDA was 70% of target EBITDA, participants would be eligible to receive 50% of their target bonus. Thereafter, awards increase on a sliding scale up to a maximum amount of 150% of their target bonus. See “Compensation Discussion and Analysis — Elements of Compensation — Non-Equity Incentive Awards” for target amounts defined in the Incentive Plan. The Compensation Committee retains full discretion to reduce or eliminate a payment under the Incentive Plan, even if the threshold or target amounts set pursuant to the Incentive Plan are achieved.

(B)	For these awards to vest ratably over four years, our pre-tax income for the six months ending on June 30, 2010 must be at least 50% of the targeted EBITDA as determined in the budget adopted by the Board of Directors for such period, excluding certain predetermined items.

(C)	Represents the fair value of the SARs granted on their respective grant dates. The fair value is calculated in accordance with FASB ASC 718 using the Black-Scholes valuation model. For additional information, refer to Note 15 of the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010. There can be no assurance that these amounts will correspond to the actual value that will be recognized by the Named Executives.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding outstanding equity awards of the Named Executives at December 31, 2009. This table does not include equity-based compensation in the form of RSUs granted to Named Executives in 2008 that were cancelled as a result of certain performance criteria not being met.

	Option Awards				Stock Awards
							Equity
							Incentive
							Plan
							Awards:
							Number of
							Unearned
	Number of	Number of				Market	Shares,	Equity Incentive
	Securities	Securities			Number of	Value of	Units or	Plan Awards:
	Underlying	Underlying			Shares or	Shares or	other	Market or Payout
	Unexercised	Unexercised	Option/	Option/	Units of Stock	Units of	Rights	Value of Unearned
	Options/	Options/SARs	SAR	SAR	that Have	Stock	That Have	Shares, units or
	SARs	Unexercisable	Exercise	Expiration	Not Vested	that Have Not	Not Vested	Other Rights That
Name	Exercisable	(A)	Price	Date	(B)	Vested	(B)	Have Not Vested

James J. Murren	300,000(1)	—	$16.25	05/31/2010
	1,000,000(1)	—	12.74	02/27/2013
	480,000(1)	120,000	34.05	05/03/2012
	80,000(1)	20,000	34.36	05/10/2012
	46,875(2)	140,625	19.00	10/06/2015
	—(2)	2,000,000	5.53	04/06/2016
Daniel J. D’Arrigo	18,000(1)	—	$17.08	07/05/2010
	9,000(1)	—	17.08	08/05/2011
	50,000(1)	—	17.40	09/02/2012
	35,000(2)	—	12.74	02/27/2013
	80,000(1)	20,000	34.05	05/03/2012
	7,500(2)	22,500	19.00	10/06/2015
	—(2)	33,000	11.54	10/05/2016
					10,413	$94,967
							4,400	40,128
Robert H. Baldwin	567,187(1)	—	$12.74	02/27/2013
	480,000(1)	120,000	34.05	05/03/2012
	46,875(2)	140,625	19.00	10/06/2015
	—(2)	187,500	11.54	10/05/2016
							25,000	228,000
Robert C. Selwood	15,000(1)	—	$16.25	05/31/2010
	50,000(1)	—	17.40	09/02/2012
	31,000(1)	—	12.74	02/27/2013
	80,000(1)	20,000	34.05	05/03/2012
	7,500(2)	22,500	19.00	10/06/2015
	—(2)	33,000	11.54	10/05/2016
					5,206	47,479
							4,400	40,128
William M. Scott IV	—(2)	200,000	$12.34	09/14/2016
Gary Jacobs(3)	277,800(1)	—	$16.66	05/31/2010
	240,000(1)	—	34.05	05/03/2012
	240,000(1)	—	12.74	02/27/2013
	28,125(2)	—	19.00	10/06/2015

(1)	Non-qualified stock option award.

(2)	SAR award.

(3)	Under Mr. Jacobs’ resignation agreement, these awards remain outstanding and may be exercised pursuant to their terms.

(A)	Outstanding unexercisable options/SARs vest as follows:

	Unexercised	Option/SAR	Option/SAR
	Options/SARs	Exercise	Expiration
Underlying Name	Unexercisable	Price	Date	Vesting

James J. Murren	120,000	$34.05	05/03/2012	120,000 vest 5/3/2010
	20,000	34.36	05/10/2012	20,000 vest 5/10/2010
	140,625	19.00	10/06/2015	46,875 vest 10/06/2010;
				46,875 vest 10/06/2011;
				46,875 vest 10/06/2012
	2,000,000 (1)	5.53	04/06/2016	500,000 vest 04/06/2010;
				500,000 vest 04/06/2011;
				500,000 vest 04/06/2012;
				500,000 vest 04/06/2013
Daniel J. D’Arrigo	20,000	$34.05	05/03/2012	20,000 vest 05/03/2010
	22,500	19.00	10/06/2015	7,500 vest 10/06/2010;
				7,500 vest 10/06/2011;
				7,500 vest 10/06/2012
	33,000	11.54	10/05/2016	8,250 vest 10/05/2010;
				8,250 vest 10/05/2011;
				8,250 vest 10/05/2012;
				8,250 vest 10/05/2013
Robert H. Baldwin	120,000	$34.05	05/03/2012	120,000 vest 05/03/2010
	140,625	19.00	10/06/2015	46,875 vest 10/06/2010;
				46,875 vest 10/06/2011;
				46,875 vest 10/06/2012
	187,500	11.54	10/05/2016	46,875 vest 10/05/2010;
				46,875 vest 10/05/2011;
				46,875 vest 10/05/2012;
				46,875 vest 10/05/2013
Robert C. Selwood	20,000	$34.05	05/03/2012	20,000 vest 05/03/2010
	22,500	19.00	10/06/2015	7,500 vest 10/06/2010;
				7,500 vest 10/06/2011;
				7,500 vest 10/06/2012
	33,000	11.54	10/05/2016	8,250 vest 10/05/2010;
				8,250 vest 10/05/2011;
				8,250 vest 10/05/2012;
				8,250 vest 10/05/2013
William M. Scott IV	200,000	$12.34	09/14/2016	50,000 vest 09/14/2010;
				50,000 vest 09/14/2011;
				50,000 vest 09/14/2012;
				50,000 vest 09/14/2013

(1)	500,000 of the granted SARs will not be deemed vested unless the average closing price of the Company’s Common Stock is at least $17 during any 20 consecutive trading day period prior to the expiration of Mr. Murren’s employment agreement on April 7, 2013 or, if earlier terminated, prior to the end of any vesting of such SARs following such termination. In the event of termination of employment prior to the end of the employment agreement, the applicable vesting period is the earliest of (1) the fourth anniversary of the grant date, (2) two years following termination if Mr. Murren is terminated by the Company without good cause or terminates for good cause (for this purpose the two-year period is measured from the onset of disability in the event of termination due to disability), (3) the date of termination if Mr. Murren is terminated by the Company for good cause or terminates without good cause, (4) the date upon which the restrictive covenants in the employment agreement are violated, and (5) the date of a “discontinuing change of control,” as defined in the employment agreement. As a result of such grant, Mr. Murren was not eligible to receive additional awards of SARs under the terms of the Omnibus Incentive Plan during 2009.

(B)	Outstanding unvested RSUs vest as follows:

			Equity Incentive Plan
			Awards: Number of
	Number of Shares or		Unearned Shares, Units
	Units of Stock that		or other Rights That
Name	Have Not Vested	Vesting	Have Not Vested	Vesting

Daniel J. D’Arrigo	10,413	3,471 vest 09/10/2010;
		3,471 vest 09/10/2011;
		3,471 vest 09/10/2012;
			4,400	1,100 vest 10/05/2010;
				1,100 vest 10/05/2011;
				1,100 vest 10/05/2012;
				1,100 vest 10/05/2013
Robert H. Baldwin			25,000	6,250 vest 10/05/2010;
				6,250 vest 10/05/2011;
				6,250 vest 10/05/2012;
				6,250 vest 10/05/2013
Robert C. Selwood	5,206	1,736 vest 09/10/2010;
		1,735 vest 09/10/2011;
		1,735 vest 09/10/2012
			4,400	1,100 vest 10/05/2010;
				1,100 vest 10/05/2011;
				1,100 vest 10/05/2012;
				1,100 vest 10/05/2013

Option/SAR Exercises and Stock Vested

The following table sets forth option exercises for the Named Executives during 2009.

	Option/SAR Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value
	on Exercise	on Exercise	on Vesting	Realized
Name	(#)	$	(#)	on Vesting

James J. Murren	—	$—	—	$—
Daniel J. D’Arrigo	—	—	5,105	44,641
Robert H. Baldwin	—	—	—	—
Robert C. Selwood	—	—	2,552	22,317
William M. Scott IV	—	—	—	—
Gary N. Jacobs	—	—	—	—

For option/SAR awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price, times the number of options exercised.

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation for the Named Executives during 2009.

				Aggregate	Aggregate
	Executive	Company	Aggregate	Withdrawals/	Balance at
Name	Contributions	Contributions(A)	Earnings(B)	Distributions(C)	Year-End

James J. Murren
DCP(D)	$—	$53,100	$72,479	$(2,709,473)	$65,447
SERP(D)	—	—	11,201	(837,807)	—

Total	—	53,100	83,680	(3,547,280)	65,447
Daniel J. D’Arrigo
DCP(D)	$—	$13,100	$(6,432)	$(222,779)	$13,844
SERP(D)	—	—	—	(282,310)	—

Total	—	13,100	(6,432)	(505,089)	13,844
Robert H. Baldwin
DCP(D)	$—	$53,100	$(35,696)	$(365,559)	$—
SERP(D)	—	—	(52,248)	(1,096,976)	—

Total	—	53,100	(87,944)	(1,462,535)	—
Robert C. Selwood
DCP(D)	$—	$9,100	$(19,057)	$(231,524)	$10,724
SERP(D)	—	—	(17,425)	(347,106)	—

Total	—	9,100	(36,482)	(578,630)	10,724
William M. Scott IV
DCP(D)	$—	$—	$—	$—	$—
SERP(D)	—	—	—	—	—

Total	—	—	—	—	—
Gary N. Jacobs
DCP(D)	$—	$21,100	$55,040	$(2,287,344)	$95
SERP(D)	—	—	10,571	(661,304)	—

Total	—	21,100	65,611	(2,948,648)	95

(A)	All of these amounts were included as “All Other Compensation” in the Summary Compensation Table. Contributions paid in 2009 were earned in 2008.

(B)	None of these amounts were included as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

(C)	Distributions in 2009 were made pursuant to one-time elections to receive, without penalty, all or a portion of their vested account balances under the plans in a lump sum payment in accordance with transitional relief provided by the Internal Revenue Service pursuant to rules governing nonqualified deferred compensation. See “Compensation Discussion and Analysis — Retirement Benefits.”

(D)	The following were included in the Summary Compensation Table in the current and previous years during which the employee was a Named Executive:

	DCP Company	SERP Company
Name	Contributions	Contributions	Total Contributions

James J. Murren	$465,450	$1,556,993	$2,022,443
Daniel J. D’Arrigo	33,750	113,472	147,222
Robert H. Baldwin	449,450	2,843,022	3,292,472
Robert C. Selwood	9,100	—	9,100
William M. Scott IV	—	—	—
Gary N. Jacobs	197,450	1,155,906	1,353,356

Potential Payments upon Termination or Change-in-Control

We may terminate any of our employment agreements with the Named Executives for good cause (as defined in their respective employment agreements), including termination for death or disability (as defined in their respective employment agreements). Except with respect to Mr. Murren and Mr. Baldwin, if the termination is for good cause other than as a result of death or disability, the Named Executive will be entitled to exercise his vested but unexercised stock options to acquire stock, SARs or other stock-based compensation awards in accordance with their terms. If Mr. Baldwin is terminated for good cause other than as a result of death or disability, Mr. Baldwin will be entitled to exercise his unexercised vested stock options in accordance with their terms and to receive vested restricted stock without regard to any applicable deferred vesting provisions relating thereto. If Mr. Murren is terminated for good cause, the Company will have no further obligations to Mr. Murren except for the following: salary through the date of termination (to the extent unpaid); any bonus attributable to the Company’s most recently completed fiscal year (to the extent unpaid) determined in accordance with the bonus plan, including the exercise of discretion which may reduce or eliminate such bonus; certain Additional Cash Awards provided for in Mr. Murren’s employment agreement which are vested but unpaid; the right to exercise any vested SARs for 90 days; business or travel expense reimbursements accrued but unpaid as of the date of termination; and, with respect to any stock options granted prior to the date of his new employment agreement, pursuant to his prior employment agreement he will be entitled to exercise such unexercised vested stock options in accordance with their terms and to receive vested restricted stock without regard to any applicable deferred vesting provisions relating thereto. If the Named Executives are terminated for good cause, the Company will have no further obligations to the Named Executives other than the foregoing.

If the employment agreements with Messrs. Baldwin and Murren are terminated as a result of death or disability, each of Messrs. Baldwin and Murren (or their respective beneficiaries) will be entitled to receive his salary through the date of death or disability (to the extent unpaid) and for a 12-month period following such termination (net of any payments received from any short-term disability policy of the Company in the case of disability), any bonus in respect of the most recently completed fiscal year of the Company (to the extent unpaid) determined on a non-discretionary basis (except, in the case of Mr. Murren, to the extent all executives who participate in the same bonus arrangement that applies to Mr. Murren are treated in an identical fashion with respect to such bonus) and a prorated portion of any bonus attributable to the fiscal year in which the death or disability occurs determined on a non-discretionary basis (except, in the case of Mr. Murren, to the extent all executives who participate in the same bonus arrangement that applies to Mr. Murren are treated in an identical fashion with respect to such bonus). Additionally, each of Mr. Baldwin and Mr. Murren (or their respective beneficiaries) will be entitled to exercise his vested but unexercised stock options that would have vested as of the first anniversary of the date of termination in accordance with their terms and any shares of restricted stock will immediately vest (but with respect to Mr. Murren, the benefit is provided pursuant to his prior employment agreement and solely with respect to any stock options granted prior to the date of Mr. Murren’s new employment agreement). Mr. Murren will also be entitled to the following: continuation of health and insurance benefits for him and his dependents for up to four years following termination (or a cash payment in respect thereof if the Company is unable to provide such continued coverage), subject to certain conditions; certain Additional Cash Awards provided for in his employment agreement if vested and unpaid; a two year extension to the vesting period for SARs and a two year and 90 day extension to the exercise period for SARs; and business or travel expense reimbursements accrued but unpaid as of the date of termination. If the employment of Messrs. D’Arrigo, Selwood or Scott is terminated as a result of death or disability, each of Messrs. D’Arrigo, Selwood or Scott (or their respective beneficiaries) will be entitled to receive his salary for a three-month period following his termination (net of any payments received from any short-term disability policy of the Company in the case of disability), and to exercise his vested but unexercised stock options to acquire stock, SARs or other stock-based compensation awards in accordance with their terms. If the Named Executives are terminated as a result of death or disability, the Company will have no further obligations to the Named Executive other than the foregoing.

If Mr. Murren’s employment agreement is terminated by the Company for other than good cause, death or disability, Mr. Murren is entitled to receive the following: salary through the date of termination (to the extent unpaid) and for a 12-month period following termination; any bonus attributable to the Company’s most recently completed fiscal year (to the extent unpaid) determined on a non-discretionary basis except to the extent all executives who participate in the same bonus arrangement that applies to Mr. Murren are treated in an identical fashion with respect to such bonus; a lump-sum payment equal to the excess of $7,000,000 over the continued salary paid for the 12-month period; continuation of health and insurance benefits for him and his dependents for up to four years following termination (or a cash payment in respect thereof if the Company is unable to provide such continued coverage), subject to certain conditions; certain Additional Cash Awards provided for in his employment agreement if vested and unpaid; a two year extension to the vesting period for SARs and a two year and 90 day extension to the exercise period for SARs; business or travel expense reimbursements accrued but unpaid as of the date of termination; and, pursuant to his prior employment agreement, but solely with respect to any stock options and restricted stock granted prior to the date of his new employment agreement, all unvested stock options and restricted stock will vest in accordance with their terms for the remainder of the term. However, Mr. Murren will not be entitled to any pro-rated bonus for the year in which the termination occurs, nor will he be eligible for flex or vacation time, discretionary bonus, new equity grants, or any other compensation or benefits except as previously described. If we terminate Mr. Baldwin’s employment agreement for other than good cause, we will pay his salary for the remaining term of the agreement and his bonus(es) during the 12-month period (or shorter period if the termination occurs within the last year of the term) during which he is restricted from working for or otherwise providing services to a competitor of ours. Mr. Baldwin’s bonus(es) for such period will be determined using a bonus formula no less favorable than the formula applicable to Mr. Baldwin in the year of termination and on a non-discretionary basis (except to the extent all participants in the bonus plan are treated in an identical fashion with respect to their bonuses); provided, however, in the event (i) Mr. Baldwin’s employment is terminated by the Company for other than good cause following a change of control (as defined in his employment agreement) or (ii) in any fiscal year during which or after Mr. Baldwin was terminated by the Company for other than good cause bonuses are paid to senior executives outside of the bonus plan, Mr. Baldwin’s bonus(es) during such period shall not be subject to reduction as described above. Additionally, Mr. Baldwin’s employment agreement provides that for the remainder of the term, (i) all unvested stock options and restricted stock will vest in accordance with their terms, (ii) we will provide contributions, on his behalf, to the DCP and SERP and (iii) certain other employee benefits, such as health and life insurance, will continue for the remaining term or until those benefits are provided by another employer. If the employment agreements for Messrs. D’Arrigo, Selwood or Scott are terminated by the Company for other than good cause, we will pay their salary for the remaining term of their respective agreements and maintain them as a participant in all health and insurance programs in which they or their dependents are then participating for the remaining term of their agreements or until those benefits are provided by another employer. None of Messrs. D’Arrigo, Selwood or Scott will be eligible for a discretionary bonus or new grants of stock options, SARs or other stock-based compensation but previously granted options, SARs or other stock-based compensation will continue to vest for the shorter of 12 months or the remaining term of their respective employment agreements. If the Named Executives are terminated by the Company for other than good cause, the Company will have no further obligations to the Named Executive other than the foregoing. Also, notwithstanding the foregoing, all compensation and benefits are subject to mitigation if a Named Executive works for or otherwise provides services to a third party, subject, in the case of Mr. Murren, to a cap.

If either of Messrs. Baldwin or Murren seeks to terminate his employment agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and we do not invoke our right to arbitration), the termination will be treated as a termination for other than good cause by us as described in the preceding paragraph. However, if we invoke our arbitration right, the Named Executive must continue to work until the matter is resolved, otherwise it becomes a termination by him without good cause. If any of Messrs. D’Arrigo, Selwood or Scott seeks to terminate his employment for good cause, he must give us 30 days notice to cure the breach or dispute the fact that good cause exists, in which case the dispute will be resolved by arbitration and the agreement will continue in full force until the matter is resolved. If the agreement is terminated by any of Messrs. D’Arrigo, Selwood or Scott for good cause, they will be entitled to exercise their vested but unexercised stock options to acquire stock, SARs or other stock-based compensation, if any, upon compliance with the terms and conditions required to exercise those options, SARs or other stock-based compensation, but we will have no further obligations to Messrs. D’Arrigo, Selwood or Scott.

Our Named Executives may terminate their employment agreements with us without cause (as defined in their respective employment agreements). If a Named Executive, other than Mr. Baldwin or Mr. Murren, terminates his agreement without good cause, the Named Executive is entitled to his salary through the date of termination (to the extent unpaid) and he is entitled to exercise his vested but unexercised stock options to acquire stock, SARs or other stock-based compensation awards in accordance with their terms. If Mr. Murren terminates his employment agreement with us without cause he is entitled to his salary through the date of termination (to the extent unpaid); any bonus attributable to the Company’s most recently completed fiscal year (to the extent unpaid) determined in accordance with the bonus plan, including the exercise of discretion which may reduce or eliminate such bonus; certain Additional Cash Awards provided for in Mr. Murren’s employment agreement which are vested but unpaid; the right to exercise any vested SARs for 90 days; business or travel expense reimbursements accrued but unpaid as of the date of termination; and, with respect to any stock options granted prior to the date of his new employment agreement, pursuant to his prior employment agreement he is entitled to exercise such vested stock options in accordance with their terms. However, Mr. Murren would not be entitled to any pro-rated bonus for the year in which the termination occurs. If Mr. Baldwin terminates his employment agreement with us without cause, he is entitled to his salary through the date of termination (to the extent unpaid); to exercise his vested but unexercised stock options in accordance with their terms; any bonus attributable to the Company’s most recently completed fiscal year determined in accordance with the bonus plan, including the exercise of discretion which may reduce or eliminate such bonus; and all other vested benefits. If the Named Executives terminate their employment agreements without good cause, the Company will have no further obligations to the Named Executives other than the foregoing and the Company is entitled to all of our rights and remedies by reason of such termination, including the right to enforce restrictive covenants binding the Named Executive (e.g., agreements not to compete or solicit) and our right to recover damages.

If there is a change of control of the Company (as defined in their respective employment agreements), all of the Named Executive’s (other than Mr. Scott’s) unvested stock options and share-based awards will fully vest (subject, in the case of Messrs. Baldwin, D’Arrigo and Selwood, to certain conditions relating to restricted stock units if the change of control is not also a change in control event as described in Section 409A of the Internal Revenue Code) and may, subject to the type of change in control of the Company, become exercisable for the consideration received by holders of Company Common Stock in connection with the change of control or be cashed out; provided, however, (i) with respect to Mr. Murren this shall occur pursuant to the terms of his prior employment agreement and only with respect to any stock options and share-based awards granted prior to the date of his new employment agreement, subject to certain conditions relating to restricted stock units if the change of control is not also a change in control event as described in Section 409A of the Internal Revenue Code and (ii) if Mr. Scott’s employment is terminated on or prior to the first anniversary of a change of control by the Company as a result of death or disability or for other than good cause or by Mr. Scott for good cause, his unvested stock options and share-based awards that would have vested during the shorter of (a) 12 months following termination (had he remained employed) or (b) the remaining term of the employment agreement, shall vest. In addition, Messrs. Baldwin and Murren may terminate their employment agreements upon delivery of 30 days prior notice to the Company, no later than 90 days following the date of the change of control. In such event, we will pay Mr. Baldwin a lump sum amount equal to the sum of (x) his unpaid salary through the end of the term of the agreement and (y) an amount in lieu of his bonus (the calculation of which is further described therein). Additionally, through the end of the term, we will provide contributions, on his behalf, to the SERP and DCP in accordance with their terms to extent they are provided to other active executives, and certain employee benefits, such as health and life insurance will continue for the remaining term or until those benefits are provided by another employer. The Company will also cooperate with Mr. Baldwin to minimize the excise tax, if any, pursuant to Section 4999 of the Internal Revenue Code which may arise as a consequence of the foregoing. If Mr. Murren chooses to terminate his agreement upon a change in control, he will be entitled to the following: a lump sum amount equal to $7,000,000 plus any bonus attributable to the Company’s most recently completed fiscal year (to the extent not already paid) determined on a non-discretionary basis except to the extent all executives who participate in the same bonus arrangement that applies to Mr. Murren are treated in an identical fashion with respect to such bonus; continuation of health and insurance benefits for him and his dependents for up to four years following termination (or a cash payment in respect thereof if the Company is unable to provide such continued coverage), subject to certain conditions; certain Additional Cash Awards provided for in his employment agreement if vested and unpaid; generally, acceleration in full of all time-based vesting of SARs, a two year extension to the price-based vesting period for SARs and a two year and 90 day extension to the exercise period for SARs; and business or travel expense reimbursements accrued but unpaid as of the date of termination. However, if the change of control is not a Section 409A change in control event (as defined in his employment agreement), Mr. Murren is not entitled to the foregoing $7,000,000 payment but instead shall receive salary through the date of termination (to the extent unpaid) and for a 12-month period following termination, and a lump-sum payment equal to the excess of $7,000,000 over the continued salary paid for the 12-month period. In either event, Mr. Murren will not be entitled to any pro-rated bonus for the year in which the termination occurs. If any payments or benefits payable to Mr. Murren pursuant to the terms of his employment agreement or otherwise in connection with, or arising out of, his employment with the Company on a change in ownership or control (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Murren’s payments and benefits will be reduced to the maximum amount such that no portion of the payments and benefits would be subject to the excise tax only if, following such reduction, Mr. Murren would retain a greater amount of such payments and benefits than if no reduction had occurred and Mr. Murren paid any applicable excise tax.

All of the employment agreements mandate that certain obligations of the Named Executives relating to confidentiality, providing services to competitors and others, and soliciting customers and Company employees shall continue even after termination of employment, regardless of the reason for such termination. With the exception of obligations relating to confidentiality, which are not limited by time, these restrictions generally continue for the 12-month period following termination (or for such period that remains in the term of the agreement if less than 12 months). However, in the case of termination upon a change in control of the Company, Messrs. Murren and Baldwin will be released from certain of these restrictions regarding non-competition and non-solicitation. Mr. Murren’s agreement specifically provides that if he breaches certain of his obligations of notice, non-competition and non-solicitation during the 12 months following termination (or for a shorter period as provided in his employment agreement), we will have no further obligations to him, other than with respect to any accrued and unpaid salary, bonus attributable to our most recently completed fiscal year prior to termination determined in accordance with the bonus plan (including the exercise of discretion which may reduce or eliminate such bonus), and business or travel expense reimbursements. Mr. Murren may also be entitled to certain Additional Cash Awards provided for in his employment agreement if vested and unpaid and has the right to exercise any vested SARs for 90 days (but the vesting period for SARs ends on the date of violation). Also, Mr. Baldwin’s employment agreement provides that if we terminate his employment without cause and Mr. Baldwin notifies us that he wishes to be released from his obligations relating to non-competition and non-solicitation, he will be so released, and we will have no further obligation to pay him any compensation or benefits after the date of notice except for those accrued and unpaid. The employment agreements of Messrs. D’Arrigo, Selwood and Scott provide that certain restrictions relating to non-competition and non- solicitation will cease if their employment agreements are terminated by Messrs. D’Arrigo, Selwood or Scott for good cause.

The Company will, within five business days after termination of Mr. Murren’s employment, make an irrevocable contribution of an amount equal to the aggregate amount of any payments due to Mr. Murren following termination to a grantor trust with a financial institution approved by Mr. Murren, under the terms of which the assets of the trust may be used, in the absence of the Company’s insolvency, solely for purposes of fulfilling the Company’s obligations to make such payments to Mr. Murren. If any payments owed by the Company to Messrs. Baldwin, Selwood and D’Arrigo in connection with their termination of employment would be subject to a six-month delay in accordance with Section 409A of the Internal Revenue Code, the Company will, within five business days after such termination of employment, make an irrevocable contribution of an amount equal to the aggregate amount of any such delayed payments due to Messrs. Baldwin, Selwood and D’Arrigo to a grantor trust with a financial institution approved by Messrs. Baldwin, Selwood and D’Arrigo under the terms of which the assets of the trust may be used, in the absence of the Company’s insolvency, solely for purposes of fulfilling the Company’s obligations to make such delayed payments to Messrs. Baldwin, Selwood and D’Arrigo.

On December 15, 2009, Mr. Jacobs resigned as a director of the Company and as its President Corporate Strategy, General Counsel and Secretary. Mr. Jacobs and the Company entered into a Resignation Agreement, dated as of December 15, 2009 (the “Resignation Agreement”), pursuant to which he resigned his employment with the Company and all positions held on behalf of the Company, and also resigned as a director and officer, all effective December 15, 2009 (the “Separation Date”). Under the Resignation Agreement, Mr. Jacobs received his accrued and unpaid base salary through the Separation Date and also will be paid in cash over a period of approximately two and one-half years an aggregate of $3 million (or $2.7 million in the event he elects to revoke his waiver and release of rights under the Age Discrimination in Employment Act of 1967), less payroll deductions, as continuation of his base salary and in accordance with the Company’s normal payroll practices. He also was entitled to exercise any vested but unexercised stock options and SARs as of the Separation Date in accordance with their terms. All unvested options, SARs and equity-based awards were cancelled on the Separation Date. Mr. Jacobs retained his vested rights under the Company’s qualified 401(k) plan, but he is not entitled to any employer contributions except as required by law. The Company agreed to transfer to him if he so chooses any currently maintained life insurance policy purchased by the Company on his behalf if such transfer is permissible and provided that such transfer would impose no additional cost on the Company. Except as provided in the Resignation Agreement, as of the Separation Date, Mr. Jacobs was not entitled to any compensation or employee or fringe benefits, including amounts under his employment agreement dated August 31, 2009 and the Company’s deferred compensation plans and supplemental executive retirement plans. Mr. Jacobs continues to be indemnified by the Company to the same extent that he was entitled to indemnification prior to the Separation Date, and retains the benefit of the directors and officers liability insurance maintained by the Company. Under the Resignation Agreement, he provided a general release of claims against the Company, and the Company provided a limited release of certain claims against him. The Resignation Agreement also provides that restrictive covenants (e.g., Mr. Jacob’s agreement not to compete or solicit) included in his employment agreement survive the termination of the employment agreement and are incorporated into the Resignation Agreement.

The term of Mr. Baldwin’s employment agreement expired on January 4, 2010, and because the Company and Mr. Baldwin have not entered into a new employment agreement, his agreement is subject to renewal for successive three-month terms until the agreement is otherwise terminated.

The following table indicates the estimated amounts that would be payable to each Named Executive (other than Mr. Jacobs) upon a termination under the scenarios outlined above, excluding termination by the Company for good cause other than death or disability. For all Named Executives, the estimated amounts payable are calculated based on their employment agreements in effect as of December 31, 2009 and assuming that such termination occurred on December 31, 2009. For purposes of the table below, we have assumed that termination as of December 31, 2009 means a termination following completion of the Company’s then-current fiscal year. In addition, we used the closing price of our Common Stock at December 31, 2009 for purposes of these calculations. There can be no assurance that these scenarios would produce the same or similar results as those disclosed herein if any of these events occur in the future. Given these guidelines, we believe the assumptions listed below, which were used to calculate the amounts disclosed in the table, are reasonable for purposes of this disclosure.

		Non-Equity	Vesting of
		Incentive Plan	Stock Options	Vesting of
	Salary(A)	Payments(B)	or SARs(C)	RSUs(D)	Other(E)	Total

Death or Disability
James J. Murren	$2,000,000	$3,455,368	$3,590,000	$—	$544,040	$9,589,408
Daniel J. D’Arrigo	125,000	—	—	—	—	125,000
Robert H. Baldwin	1,500,000	1,914,294	—	57,000	—	3,471,294
Robert C. Selwood	125,000	—	—	—	—	125,000
William M. Scott IV	100,000	—	—	—	—	100,000

Company Terminates Without Good Cause
James J. Murren	$7,000,000	$3,455,368	$3,590,000	$—	$544,040	$14,589,408
Daniel J. D’Arrigo	846,575	—	—	41,688	41,135	929,398
Robert H. Baldwin	16,438	1,935,273	—	—	245	1,951,956
Robert C. Selwood	846,575	—	—	25,864	36,110	908,549
William M. Scott IV	1,483,836	—	—	—	79,114	1,562,950

Named Executive Terminates Without Good Cause
James J. Murren	$—	$3,455,368	$—	$—	$—	$3,455,368
Daniel J. D’Arrigo	—	—	—	—	—	—
Robert H. Baldwin	—	1,914,294	—	—	—	1,914,294
Robert C. Selwood	—	—	—	—	—	—
William M. Scott IV	—	—	—	—	—	—

Named Executive Terminates With Good Cause
James J. Murren	$7,000,000	$3,455,368	$3,590,000	$—	$544,040	$14,589,408
Daniel J. D’Arrigo	—	—	—	—	—	—
Robert H. Baldwin	16,438	1,935,273	—	—	245	1,951,956
Robert C. Selwood	—	—	—	—	—	—
William M. Scott IV	—	—	—	—	—	—

Change of Control
James J. Murren	$7,000,000	$3,455,368	$3,590,000	$—	$544,040	$14,589,408
Daniel J. D’Arrigo	—	—	—	135,095	—	135,095
Robert H. Baldwin	16,438	1,935,273	—	228,000	245	2,179,956
Robert C. Selwood	—	—	—	87,607	—	87,607
William M. Scott IV	—	—	—	—	—	—

(A)	For Named Executives other than Mr. Murren and Mr. Baldwin, salary is paid for three months following the date of death or disability (net of any payments received from any short-term disability policy of the Company in the case of disability). For Mr. Murren and Mr. Baldwin, salary is paid for 12 months following the date of death or disability (net of any payments received from any short-term disability policy of the Company in the case of disability). With the exception of Mr. Murren, salary is paid for the remaining term of the employment contract (January 4, 2010 for Mr. Baldwin, as noted above) at regular payroll intervals upon termination by the Company for other than good cause and, in the case of Mr. Baldwin, also upon a termination by Mr. Baldwin for good cause. With respect to Mr. Murren, upon termination by the Company for other than good cause, death or disability, or a termination by him for good cause, he is entitled to 12 months of salary at regular payroll intervals and a lump sum payment equal to the excess of $7,000,000 over the continued salary paid for the 12-month period. Upon a termination in connection with a change of control, Mr. Baldwin is entitled to a lump sum amount equal his unpaid salary through the end of the term of the agreement (January 4, 2010) and Mr. Murren is entitled to a lump sum amount of $7,000,000; provided, however, upon a termination by Mr. Murren in connection with a change of control which is a not a “change of control event” as described in Section 409A of the Internal Revenue Code, he is instead entitled to 12 months of salary at regular payroll intervals and a lump sum payment equal to the excess of $7,000,000 over the continued salary paid for the 12-month period.

(B)	Non-equity incentive plan amounts payable upon death or disability are assumed to be equal to the non-equity incentive plan amounts paid in 2010 for 2009 for Mr. Murren and Mr. Baldwin. Such amounts upon termination by us without good cause, for good cause, and for change in control are based upon a non-discretionary payment for the year in which such termination occurred through the date of termination and for a period of one year after termination based on amounts paid in 2010 for 2009 for Mr. Baldwin. For Mr. Murren, non-equity incentive amounts paid upon a change of control are based upon a non-discretionary payment through the remaining term of the employment agreement based on amounts paid in 2010 for 2009. Mr. Murren is entitled to receive an Additional Cash Award of $1,062,500, which vested on September 30, 2009 and will be paid on March 31, 2011, except in the event of his death prior to March 31, 2011. Any Additional Cash Award that is vested as of the date of his death or that becomes vested following the date of his death will be paid on the later of (i) the date of death or (ii) the date such Additional Cash Award becomes vested, but no later than 90 days thereafter.

(C)	As stated above, the value of unvested stock options and SARs that would vest under each of these termination scenarios is based on the closing price of our Common Stock at December 31, 2009. The termination scenarios above assume performance-based SARs will vest. Mr. Murren is the only Named Executive that holds in-the-money stock options or SARs based on the price of our Common Stock on December 31, 2009. Certain of Mr. Murren’s SARs vest only if the average closing price of our Common Stock is at least $17.00 during any 20 consecutive trading days prior to the expiration of his Employment Agreement. We have assumed that these SARs vest for purposes of this calculation.

(D)	As stated above, the value of RSUs that would vest under each of these termination scenarios is based on the closing price of our Common Stock at December 31, 2009. The termination scenarios above assume performance-based RSUs will vest.

(E)	Includes an estimate of group life insurance premiums, reimbursement of medical expenses and associated taxes and premiums for long term disability insurance to be provided under each of the scenarios based on actual amounts paid out in 2009.

DIRECTOR COMPENSATION

The following table sets forth information regarding director compensation during 2009. Because Messrs. Bible and Cohen joined the Board of Directors in 2010, they were paid no compensation in 2009.

					Change in
					Pension
			Stock		Value and
			Appreciation		Nonqualified
	Fees Earned		Rights and	Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(A)	Awards	Awards(B)	Compensation	Earnings	Compensation(C)	Total

Directors
Willie D. Davis	$122,000	$—	$107,330	$—	$—	$—	$229,330
Kenny C. Guinn	127,500	—	107,330	—	—	—	234,830
Alexis M. Herman	135,500	—	107,330	—	—	—	242,830
Roland Hernandez	208,500	—	107,330	—	—	—	315,830
Kirk Kerkorian	63,500	—	—	—	—	—	63,500
Anthony Mandekic	134,000	—	107,330	—	—	—	241,330
Rose McKinney-James	123,500	—	107,330	—	—	—	230,830
Daniel J. Taylor	118,500	—	107,330	—	—	—	225,830
Melvin B. Wolzinger	124,500	—	107,330	—	—	—	231,830
Former Directors(D)
Alexander M. Haig, Jr.	75,500	—	107,330	—	—	50,000	232,830
Joseph Sugerman	23,000	—	178,576	—	—	—	201,576

(A)	Directors who are compensated as full-time employees of the Company or its subsidiaries receive no additional compensation for service on the Board of Directors or its committees. Each director who is not a full-time employee of the Company or its subsidiaries is paid $50,000 per annum, plus $1,500 for each Board meeting attended (regardless of whether such Board meeting is attended in person or telephonically). The Chair of the Audit Committee receives an annual fee of $25,000 plus a fee of $2,500 per meeting attended. Each other member of the Audit Committee receives $1,500 for each meeting attended. The Chair of the Compensation Committee receives an annual fee of $10,000 plus a fee of $1,500 per meeting attended. Each other member of the Compensation Committee receives $1,000 for each meeting attended. The Chair of the Nominating/Corporate Governance Committee receives an annual fee of $10,000 plus a fee of $1,500 per meeting attended. Each other member of the Nominating/Corporate Governance Committee receives $1,000 for each meeting attended. The Chair of the Diversity and Community Affairs Committee receives an annual fee of $10,000 plus a fee of $2,500 per meeting attended. Each other member of the Diversity and Community Affairs Committee receives $1,500 for each meeting attended. The non-management directors who serve on the Executive Committee receive a fee of $1,500 per meeting attended. The Chair of a committee of independent directors received $2,500 for each meeting attended. Each other member of this committee received $1,500 per meeting attended. The Lead Independent Director receives an annual fee of $40,000. Directors are also reimbursed expenses for attendance at Board and committee meetings. The foregoing fees are paid quarterly. In addition, Ms. McKinney-James receives an annual fee of $5,000 for serving on the Board of Directors of MGM Grand Detroit, LLC, which fee is payable in equal quarterly installments.

(B)	The amount reflected in the table is the grant date fair value of 2009 awards computed in accordance with FASB ASC 718. Each of the directors, except Mr. Kerkorian and directors who are full-time employees of the Company or its subsidiaries, received a grant of 20,000 stock appreciation rights in 2009. All grants to directors were valued using the Black-Scholes Model with assumptions as described in Note 15 to the Company’s Consolidated Financial Statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010. As of December 31, 2009, the above directors had outstanding option and stock appreciation rights awards as follows: 119,750 for Mr. Davis; 60,000 for Mr. Guinn, 105,000 for Ms. Herman; 115,000 for Mr. Hernandez; 80,000 for Mr. Mandekic; 89,000 for Ms. McKinney-James; 20,000 for Dr. Sugerman; 80,000 for Mr. Taylor and 133,000 for Mr. Wolzinger.

(C)	Except for Mr. Haig, the amounts in this column represent total perquisites, which individually do not exceed $10,000. The Board has adopted a policy on benefits available to non-employee directors. The policy provides for a limited number of complimentary entertainment tickets for the personal use of directors, as well as complimentary rooms, food and beverages for directors and their spouses or significant others when staying at a Company property on Company business and for complimentary rooms only when not on Company business. The policy further provides for a limited number of discounted rooms, on a space available basis, for friends and family of directors staying at a Company property. During 2009, Mr. Haig rendered consulting services to the Company, for which he received a fee of $50,000.

(D)	Mr. Haig resigned from the Board of Directors in October 2009. Dr. Sugerman resigned from the Board of Directors in February 2010.

EXECUTIVE OFFICERS

Information regarding the name, age and position of each of the Company’s executive officers was provided in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 2

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2010 and to audit the Company’s internal control over financial reporting as of December 31, 2010. During and for the fiscal year ended December 31, 2009, Deloitte & Touche LLP audited and rendered opinions on the Company’s financial statements and internal control over financial reporting.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR adoption of this proposal.

Fees Paid To Auditors

The following table sets forth fees paid to our auditors, Deloitte & Touche LLP, in 2009 and 2008 for audit and non-audit services.

	2009	2008

Audit fees	$3,081,000	$2,984,000
Audit-related fees	90,000	123,000
Tax fees	266,000	499,000
All other fees	—	—
Total	$3,437,000	$3,606,000

The category of “Audit fees” includes fees for our annual audit and quarterly reviews, the attestation reports on the Company’s internal control over financial reporting, statutory audits required by gaming regulators and assistance with SEC filings.

The category of “Audit-related fees” includes employee benefit plan audits, accounting consultations, due diligence in connection with acquisitions and internal control reviews not associated with the attestation reports on the Company’s internal control over financial reporting.

The category of “Tax fees” includes tax consultation, tax planning fees and tax compliance services.

The Audit Committee approved all of the services described above in accordance with the Company’s pre-approval policy.

Pre-Approved Policies and Procedures

Our current Audit Committee Charter contains our policies related to pre-approval of services provided by the independent auditor. The Audit Committee, or the Chair of the Audit Committee to whom such authority was delegated by the Audit Committee, must pre-approve all services provided by the independent auditor. Any such pre-approval by the Chair must be presented to the Audit Committee at its next scheduled meeting.

AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY
FROM “MGM MIRAGE” TO “MGM RESORTS INTERNATIONAL”
Proposal No. 3

The Company’s Board of Directors believes it is advisable and in the best interests of the Company to change the name of the Company from “MGM MIRAGE” to “MGM Resorts International” in connection with the Company’s ongoing branding and marketing strategy. The proposed new name broadens the Company’s corporate name while remaining recognizable to the market and the industry, is more indicative of the current business practices and strategic direction of the Company, and will provide a clearer identity in both the business and financial marketplaces. This amendment to the Certificate of Incorporation shall only have the substantive effect of changing the name of the Company in all places where such name appears in the Certificate of Incorporation and shall have no further substantive effect on the Certificate of Incorporation. Furthermore, the name change will not in any way affect the validity of currently outstanding stock certificates nor will it affect the Company’s ticker symbol “MGM” on the New York Stock Exchange. The Certificate of Incorporation also is being restated to integrate all previous amendments to the Certificate of Incorporation, to delete obsolete provisions as allowed under Delaware law, and to make certain conforming changes. The proposed Amended and Restated Certificate of Incorporation of the Company is attached hereto as Appendix E.

The Board of Directors recommends a vote FOR adoption of this proposal.

STOCKHOLDER PROPOSAL
Proposal No. 4

The following proposal was submitted by the Office of the Comptroller of New York City, 1 Centre Street, New York, New York 10007-2341 (the “Comptroller”) pursuant to authorization from the boards of trustees of the Funds (hereinafter defined). The Comptroller is the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (collectively, the “Funds”). As of December 2, 2009, the Funds were the collective owner of 327,041 shares of Common Stock that were held in custody since December 2, 2008. If the stockholder proponent, or a representative who is qualified under state law, is present and submits this proposal for a vote, then this proposal will be voted upon at the Annual Meeting of Stockholders. Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting of Stockholders. In accordance with federal securities regulations, we include the stockholder proposal plus any supporting statements exactly as submitted by the proponent. As explained below, our Board unanimously recommends that you vote AGAINST this stockholder proposal.

WHEREAS:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate stronger financial returns, better respond to emerging issues, and enjoy long-term business success.

Globally over 2,700 companies issued reports on sustainability issues in 2007 (www.corporateregister.com). A recent survey found that 80% of the Global Fortune 250 companies now release corporate responsibility data, which is up from 64% in 2005 (KPMG International Survey of Corporate Responsibility Reporting 2008).

Mainstream financial companies are also increasingly recognizing the links between sustainability performance and shareholder value. Information from corporations on their greenhouse gas emissions, environmental stewardship policies, and overall sustainability strategies is essential to investors as they assess the strengths of corporate securities in the context of climate change and increased public awareness of corporate social and environmental responsibility.

As such, it is no surprise that Wal-Mart, Tesco, and other major US companies have taken leadership roles in this area through the publication of comprehensive sustainability reports that address company impacts with regards to greenhouse gas emissions, environmental stewardship, product safety, and other related considerations (www.ceres.org).

It is vital that our company address and report on the impacts of its operations on the environment and on society.

RESOLVED:  Shareholders request that the Board of Directors prepare a sustainability report including strategies to reduce greenhouse gas emissions and addressing other environmental and social impacts. The report, prepared at reasonable cost and omitting proprietary information, should be published by June 2010.

SUPPORTING STATEMENT:

The report should include the company’s definition of sustainability and a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that the company use the Global Reporting Initiative’s Sustainability Reporting Guidelines to prepare the sustainability report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities, and their guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations.

Board’s Recommendation:

We note that this stockholder proposal is similar to the stockholder proposal received from the Office of the Comptroller of New York City and voted on by stockholders last year. At the 2009 Annual Meeting of Stockholders, that proposal received the limited support of approximately 12% of votes cast by our stockholders and was thus defeated by the stockholders. We believe that this proposal is unnecessary because the Company already collects and assesses similar corporate responsibility data. We also consider various types of sustainability strategies and integrate them into our business plan. Furthermore, we do not believe our Annual Meeting is an appropriate forum for a debate on social and economic sustainability. Our Board believes that the preparation of the requested report would not provide any meaningful information to its stockholders and would be an inappropriate use of the time and resources of our Board and the Company.

Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the stockholder proposal.

The Board of Directors recommends a vote AGAINST adoption of this proposal.

NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company intends to hold its 2011 Annual Meeting of Stockholders in June 2011. Therefore, proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders, including nominations for directors, must be received by the Company on or before December 31, 2010 and satisfy the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act in order to be considered by the Board of Directors for inclusion in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting. Proposals of stockholders intended to be presented directly at the 2011 Annual Meeting of Stockholders, and not submitted for inclusion in the Company’s proxy materials, must be received by the Company on or before March 16, 2011. All such stockholder proposals and nominations should be submitted to the Secretary of the Company, by the stated deadline, as follows: Corporate Secretary, MGM MIRAGE, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Stockholder Communications.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies from stockholders, for which no additional compensation will be paid to them.

The Company’s Annual Report to Stockholders for the year ended December 31, 2009 accompanies this Proxy Statement.

By Order of the Board of Directors,

James J. Murren
Chairman of the Board, Chief
Executive Officer & President

Appendix A

Adopted on April 13, 2010

MGM MIRAGE

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of MGM MIRAGE (the “Company”) has adopted these Corporate Governance Guidelines to reflect the commitment by the Company to the highest standards of corporate governance, to provide guidance on matters of corporate governance, and to ensure compliance with New York Stock Exchange (the “NYSE”) listing standards and other applicable legal requirements. The Board of Directors periodically reviews and reassesses these Guidelines. These Guidelines are available to stockholders, investors and the general public through publication on the Company’s website at www.mgmmirage.com/corporategovernance.

I.	AUTHORITY AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS

The Board of Directors is responsible for: (i) directing the affairs of the Company in the interests of all the stockholders of the Company, including their interest in optimizing financial returns and the value of the Company over the long term; and (ii) setting expectations about the tone and ethical culture of the Company. The Board of Directors, which is elected by the Company’s stockholders, is the ultimate decision making body of the Company, except with respect to matters reserved to the stockholders. The Board considers all major decisions of the Company. However, the Board has established the following committees so that certain important areas can be addressed in more depth than may be possible in a meeting of the full Board and to assist the Board in the performance of its duties: Audit Committee; Compensation Committee; Diversity and Community Affairs Committee; and the Executive Committee; Nominating/Corporate Governance Committee.

Directors are expected to exercise their business judgment and to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging this obligation, Directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The Board of Directors selects the Chief Executive Officer (the “CEO”) and certain senior executives of the Company, who are charged with the day-to-day management of the Company’s business. The primary function of the Board of Directors is, therefore, one of oversight — defining and enforcing standards of accountability that enable management to execute their responsibilities fully and in the interests of the Company’s stockholders.

Consistent with this division of authority, the primary responsibilities of the Board of Directors and its committees include:

A.	Overseeing the conduct of the Company’s business to determine whether it is being effectively managed, including through regular meetings of the independent Directors without the presence of management; evaluating the performance of the Company and its senior management; and selecting, regularly evaluating, and fixing the compensation of the CEO and other members of executive management as it deems appropriate;

B.	Providing oversight of risk management, assessment and monitoring processes;

C.	Monitoring fundamental operating, financial and other corporate strategies, as well as major plans and transactions;

D.	Designing governance structures and practices to position the Board to fulfill its duties effectively and efficiently;

E.	Providing advice and counsel to the CEO and other executive management of the Company;

F.	Overseeing management in an effort to ensure that the assets of the Company are safeguarded through the maintenance of appropriate accounting, financial and other reporting and disclosure controls, and that the business of the Company is conducted in compliance with applicable laws and regulations and the highest ethical standards; and reviewing and approving major changes in the appropriate auditing and accounting principles and practices;

G.	Setting expectations about the tone and ethical culture of the Company, and reviewing management efforts to instill an appropriate tone and culture throughout the Company;

H.	Overseeing compliance with applicable laws and regulations;

I.	Evaluating the overall effectiveness of the Board of Directors, as well as selecting and recommending to stockholders qualified candidates for election to the Board of Directors; and

J.	Performing such other functions as the Board believes appropriate or necessary, or as otherwise prescribed by rules or regulations.

These Corporate Governance Guidelines are intended to describe the general principles by which the Board of Directors operates. These Guidelines are not intended to be a code of regulations, but rather a statement of intention. This document may be amended from time to time by the Board of Directors in its discretion.

II.	SELECTION AND COMPOSITION OF THE BOARD OF DIRECTORS

Board Independence

The Company’s Board of Directors is comprised of a majority of Directors who are not officers or employees of the Company and who, in each case, the Board has affirmatively determined lack a “material relationship” with the Company (either directly or as a partner, controlling shareholder or executive officer of an organization that has a material relationship with the Company).

The Board has established these Guidelines to assist it in determining director independence.

1.	A Director is not “independent” if:

a.	the Director is, or has been within the last three years, employed by the Company, or has an immediate family member who is, or has been within the last three years, an executive officer of the Company;

b.	the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

c.	(i) the Director is a current partner, or has an immediate family member who is a current partner, of a firm that is the Company’s internal or external auditor; (ii) the Director is a current employee of such a firm; (iii) the Director has an immediate family member who is a current employee of such a firm and who personally works on the Company’s audit; or (iv) the Director or an immediate family member was, within the last three years (but in either case is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time;

d.	the Director is or has been, or has an immediate family member who is or has been, within the last three years, employed by another company where any of the Company’s current executive officers serves or served on that company’s compensation committee; or

e.	the Director is an employee, or an immediate family member is an executive officer, of an organization that has made or received from the Company, payments for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of 2% of such other company’s consolidated gross revenues or $1 million.

Except in relation to the test set forth in paragraph (c) above, “immediate family member” includes a person’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or anyone (other than domestic employees) who shares a person’s home but does not include individuals who are no longer “immediate family members” as a result of legal separation, divorce, death or incapacity. For purposes of paragraph (c) above, “immediate family member” means a spouse, minor child or stepchild, or an adult child or stepchild sharing a home with the Director.

2.	In addition, a Director is not “independent” if he or she has any of the following charitable or business relationships:

a.	the Director or an immediate family member is an executive officer, trustee, or chairman of the board of a tax-exempt entity that, within the past 12 months, received significant contributions from the Company (revenue of the greater of 2% of the entity’s consolidated gross revenues or $1 million is considered significant); or

b.	the Director or an immediate family member has any other business (including providing professional services), charitable or personal relationships with the Company or with members of senior management of the Company that the Board determines to be material.

With respect to (a) above, the Company’s automatic matching of employee charitable contributions, if any, will not be included in the amount of the Company’s contributions for this purpose.

Board Member Criteria and Election

The Board of Directors, upon recommendation of the Nominating/Corporate Governance Committee, selects candidates for nomination to the Board. The Board welcomes recommendations for Board candidates from stockholders. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members (consistent with criteria that it recommends to the Board) and recommends nominees to the Board. The Nominating/Corporate Governance Committee reviews the qualifications of any person submitted to be considered as a Board member by any stockholder or otherwise. The Nominating/Corporate Governance Committee may engage an independent executive search firm to assist in identifying qualified candidates. The Nominating/Corporate Governance Committee reviews all recommended candidates in the same manner regardless of the source of the recommendation.

Recommendations from public stockholders should be in writing and addressed to: Corporate Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and must include the proposed candidate’s name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and also include the recommending stockholder’s name address and the number of shares of the Common Stock, and the length of time, beneficially held.

The Company’s Directors should be individuals with substantial accomplishments in their professional backgrounds, and should be leaders in the companies or institutions with which they are affiliated. They should be able to make independent, analytical inquiries and should exhibit practical wisdom and mature judgment. Directors are expected to possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the Company’s stockholders.

The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating/Corporate Governance Committee, together with the Board, reviews, on an annual basis, the composition of the Board to determine whether the Board includes the right mix and balance of skills sets, financial acumen, general and special business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness and other desired qualities.

Affiliations of Directors; Limits on Other Activities

It is the responsibility of each Director to advise the Corporate Secretary or the Chair of the Nominating/Corporate Governance Committee of any significant change in personal circumstances or any affiliation with public or privately-held commercial enterprises that may create a potential conflict of interest, potential embarrassment to the Company or possible inconsistency with the Company’s policies or values.

In addition, when a Director’s principal occupation or business association changes substantially from the position such Director held when originally invited to join the Board, the Director shall submit to the Chair of the Nominating/Corporate Governance Committee an offer to resign. The Nominating/Corporate Governance Committee shall review whether it would be appropriate for the Director to continue serving on the Board and recommend to the Board whether, in light of the circumstances, the Board should accept the proposed resignation or request that the director continue to serve.

Directors must be prepared to devote the time required to prepare for and attend Board meetings, and fulfill their responsibilities effectively. Because of the time commitment associated with service on the Board, Directors are expected to limit the number of other boards (excluding non-profits) on which they serve to between three and five, with the lower limit applying to Directors who are engaged full-time in another business. In addition, because of the time commitment associate with service on the Audit Committee, Audit Committee members are expected to limit their service as an audit committee member to a maximum of three public companies. It is the responsibility of each Director to advise the Corporate Secretary or the Chair of the Nominating/Corporate Governance Committee in advance of accepting an invitation to serve on another board or audit committee, as the case may be.

III. BOARD STRUCTURE

Number of Directors

The Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Board of Directors shall not exceed twenty (20) members, with the exact number being determined from time to time by resolution of the Board. At the current time, the Board believes that a board of between thirteen (13) and sixteen (16) Directors is the appropriate size.

Board Leadership

The Board selects from among its members the Chairman of the Board. The Board also elects the CEO. The Board has no formal policy on separation of the position of Chairman of the Board and CEO, but generally believes that decisions regarding whether to combine or separate the Chairman and CEO positions should be made in the context of succession planning. When the Chairman of the Board and the CEO are the same individual, or when the Chairman of the Board otherwise does not qualify as independent, the independent Directors select from among their members a Lead Independent Director to convene executive sessions and perform the tasks outlined below.

Executive Sessions & Independent Board Leadership

The non-management and independent Directors meet in regularly scheduled executive sessions without management present, and have the opportunity to convene in executive session at every meeting of the Board, in their discretion. Executive sessions of the non-management Directors are chaired by the Lead Independent Director, who is elected and serves at the pleasure of the independent members of the Board. The Lead Independent Director is responsible for convening executive sessions and setting the agenda. Upon reasonable notice to the other Directors, any non-management or independent Director may convene an executive session.

The Lead Independent Director shall, among other things:

•	convene, chair and determine agendas for executive sessions of non-management and independent directors;

•	determine in consultation with the Chairman/CEO the schedule and agenda items for Board meetings and Executive Committee meetings and associated information needs associated with those agenda items;

•	communicate to the Chairman/CEO matters as determined in the executive session, including matters related to CEO performance;

•	serve as an information resource for other Directors and act as liaison between Directors, committee Chairs and management;

•	on behalf of and at the direction of the Board, meet with shareholders and speak for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management; and

•	undertake other tasks as requested by the non-management and independent Directors.

The Board has adopted a policy that a Director who is affiliated with Tracinda Corporation may not serve as the Lead Independent Director, which policy shall remain in effect until altered by decision of a majority of the Independent Directors (not including any Director affiliated with Tracinda Corporation).

Board Committees

Pursuant to the Company’s Bylaws, the Board of Directors has established various committees to assist in the performance of its duties. The committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Diversity and Community Affairs Committee, the Executive Committee and the Nominating/Corporate Governance Committee. Each of these committees has a written charter that has been approved by the Board and that is available on the Company’s website at www.mgmmirage.com/corporategovernance. New committees may be formed from time to time as necessary or appropriate in the judgment of the Board, either as standing or adhoc committees. The Chair of each committee, who is appointed by the Board of Directors, reports on the activities of the committee to the Board of Directors on a regular basis.

The Board has adopted a policy that a Director who is affiliated with Tracinda Corporation may not serve as Chair of the Nominating/Corporate Governance Committee, which policy shall remain in effect until altered by decision of a majority of the Independent Directors (not including any Director affiliated with Tracinda Corporation).

IV.	BOARD OPERATIONS

Director Orientation and Continuing Education

The Board has delegated to the Nominating/Governance Committee the task of designing (with assistance from Company management) and overseeing the orientation program for new Directors and continuing education programs for all Directors. Each new Director receives background material on the Company, including copies of: all of the Company’s guidelines and policies, including these Corporate Governance Guidelines and the Code of Conduct and Ethics and Conflict of Interest Policy; its Certificate of Incorporation and Bylaws; recent SEC filings; a memorandum on federal securities laws applicable to Directors; and a summary of indemnification provisions and directors and officers liability insurance as well as other information deemed relevant. In addition, each Director is afforded the opportunity to meet with members of the senior management of the Company, visit the Company’s facilities and consult with independent advisors as necessary or appropriate. Directors are expected to undertake such continuing education to properly perform their duties. The Board and the CEO work together to ensure that Directors are partaking in continuing education efforts.

Frequency of Meetings

The Board of Directors meets at least six times per year. The Chairman of the Board, in consultation with Lead Independent Director, senior management and the Chair of each committee, prepares an annual schedule of the regular meetings of the Board and the Board’s committees. This schedule is presented to the full Board for approval.

Meeting Agenda

The Chairman of the Board, in consultation with the Lead Independent Director and appropriate members of management, establishes the agenda for each Board meeting. The Chair of each committee, in consultation with the other members of the committee, the other members of the Board of Directors and the appropriate members of management, establishes the agenda for each committee meeting.

Unless otherwise provided in the charter of a committee or by applicable law or regulation, topics that are typically addressed by a committee may be addressed instead by the full Board or the Executive Committee, as determined by the Chair of the relevant committee in consultation with the Chairman of the Board.

Meeting Material Distributed in Advance; Other Information

Information that is important to the understanding of the matters before the Board and each committee, will, to the extent practicable, be distributed in writing a reasonable amount of time before the meeting so that meeting time may be conserved and focused on discussion and questions that the Directors may have rather than on lengthy presentations. Directors are expected to review meeting materials prior to the meeting. Management seeks to ensure that the information is complete and accurate, while making every attempt to see that this material is as concise as possible.

Meeting Attendance

Directors are expected to attend each meeting of the Board of Directors and of each committee of which the Director is a member. Directors are also expected to attend the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Although the Company’s Bylaws authorize members of the Board and committee members to participate in and act at a meeting through the use of telephonic or other communication equipment, the personal attendance of Directors at such meetings is preferred and expected absent compelling circumstances. All decisions of the Board or any committee are determined by an affirmative vote of the majority of members in attendance. A quorum of the Board or the committee, as the case may be, is established when a majority of the members are present or otherwise participating. Any action to be taken at any meeting of the Board or any committee may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing and such writing or writings are filed with the meeting minutes.

Minutes

The Secretary of the Company records minutes of all meetings of the Board of Directors and the Executive Committee. In the absence of the Secretary, the Chairman of the Board or the Executive Committee, as the case may be, may designate any Assistant Secretary, Director, Company executive officer or outside counsel to record such minutes. Minutes of the meetings of each other committee are prepared by the person appointed for such purpose by the Chair of such committee. The minutes of each meeting of the Board and its committees are filed, together with actions by unanimous written consent, by the Secretary, with the official records of the Company.

Attendance of Non-Directors at Board Meetings

The Chairman of the Board in consultation with the Lead Director, or the appropriate Committee Chair, may invite members of senior management and/or outside advisors or consultants to attend Board or committee meetings when such attendance may assist the Board or a committee in its understanding of a matter to be discussed. Such persons shall be formally introduced at the beginning of the Board or committee meeting or the section of the meeting in which they are to participate. Any attendance by persons who are not members of the Board, whether in person or by telephonic or other electronic means, shall be noted in Board or committee minutes.

Director Access to Independent Advisers

The Board and its committees are authorized to retain independent advisers to assist them in carrying out their activities, and the Company provides adequate resources to compensate such advisers. Directors have complete access to senior management and to the Board’s advisers. Directors are expected to use good judgment to ensure that this contact is not distracting to the business operation of the Company, and that independent advisers are used efficiently.

Director Compensation

The Company believes that Director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of Directors to adequately perform their duties. The Nominating/Corporate Governance Committee recommends to the Board for approval general principles for determining the form and amount of Director compensation and subject to such principles, evaluates annually the status of Board compensation, reporting its findings and recommendations to the Board for approval.

Director compensation is currently comprised of a cash component as well as an opportunity to participate in the Company’s future growth prospects through stock options or stock appreciation rights. Currently, each Board member who is not an employee of the Company receives an annual retainer payable in equal quarterly installments, a fee for each Board meeting attended, an annual award of stock options or stock appreciation rights and reimbursement of all expenses incurred in attending meetings of the Board and any committees on which he or she may serve. Each Committee Chair receives an additional annual retainer, payable in equal quarterly installments, and each non-management member of the Executive Committee, each member of the Audit Committee, each member of the Nominating/Corporate Governance Committee and each member of the Diversity and Community Affairs Committee receives a fee for each meeting attended. Committee Chairs and the Lead Independent Director are paid additional amounts for each meeting attended.

The Board has adopted a policy on benefits available to Directors which provides for a limited number of complimentary event tickets at the Company’s resorts for the personal use of Directors and their spouses or significant others, as well as complimentary rooms, food and beverages for Directors and their spouses or significant others when staying at a Company resort on Company business. The policy further provides for a limited number of discounted rooms for Directors staying at a Company resort without a scheduled business meeting and for friends and family of Directors. These discounts and benefits are designed to assist Directors in understanding the Company’s hospitality business operations and to further promote those operations.

Stockholder and Interested Parties Communications with the Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with members of the Board, the non-management Directors as a group and the Lead Independent Director. All such communications shall be in writing and be addressed to: the Corporate Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

All inquiries are reviewed by the Corporate Secretary, who forwards to the Board, the non-management directors and the Lead Director, as applicable, a summary of all such correspondence and copies of all communications that he determines are appropriate, and consistent with, the Company’s operations and policies. Matters relevant to other departments of the Company are directed to such departments with appropriate follow-up to ensure that inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chair of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board of Directors or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.

Board Communication with Stockholders

It is the sense of the Board of Directors that communications between Directors and the press or other media on matters pertaining to the Company and/or the Board should be centrally coordinated. The Board has delegated the role of spokesperson for the Board to the Chairman/CEO. In certain instances where it is appropriate for the Board to have a spokesperson separate from management, the Lead Director may speak for the Board at its direction. All Directors should be sensitive to the fact that responding to requests for information or comment from stockholders, the press or other media, or others may result in inadvertent disclosure of confidential information and Directors are expected to take special care in light of laws prohibiting insider trading, tipping and avoidance of selective disclosure. Therefore, Directors should use discretion in their contacts with stockholders, the press or other media, and stockholders and generally should discuss how best to handle such requests for comments with the Chairman/CEO and the General Counsel prior to responding.

Confidentiality

Each Director has an obligation to keep confidential all non-public information that relates to the Company’s business and not use such information for his or her own personal benefit or the benefit of persons or entities outside the Company. Confidential information includes, but is not limited to, information regarding the strategy, business, finances and operations of the Company (or any of the Company’s suppliers, customers or other constituents), minutes, reports and materials of the Board and its committees, and other documents identified as confidential by the Company. Additionally, the proceedings and deliberations of the Board and its committees are confidential. The Board implements special procedures for handling transactions or arrangements that involve a conflict of interest.

Code of Business Conduct and Ethics and Conflict of Interest Policy

Each Director is expected to act with integrity and to adhere to the policies in the Company’s Code of Business Conduct and Ethics and Conflict of Interest Policy (the “Code of Conduct”) applicable to all of the Company’s Directors and officers and to certain of its employees, including the CEO, the Chief Financial Officer, Chief Accounting Officer and General Counsel. In addition, the Code of Conduct applies to all personnel of the Company and its operating subsidiaries at the Vice President or more senior level, all accounting and finance personnel, and those personnel serving in such other categories as the Company designates from time to time. Currently, employees of the Company and its operating subsidiaries in each of the following departments or job functions are also subject to the Code of Conduct: (i) surveillance; (ii) security; (iii) purchasing; (iv) internal audit; (v) marketing and (vi) information systems. For all other personnel that are not expressly subject to the Code of Conduct, the Company has comparable policies and procedures set forth in the Employee Handbooks of the Company’s operating subsidiaries. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Conduct is posted on the Company’s website at www.mgmmirage.com/codeofconduct and is provided to all new Directors, new officers and certain new employees and distributed annually to all Directors, officers and certain employees of the Company, each of whom is required to acknowledge in writing his or her receipt and understanding thereof and agreement to adhere to the principles contained therein. The Company periodically evaluates the Code of Conduct to ensure that it conforms to applicable laws and best practices. Any waiver of the requirements of the Code of Conduct for any Director (or senior corporate officer) must be approved by the Board or its Audit Committee and promptly disclosed on the Company’s website.

Conflict of Interest/Recusal

A Director’s business, charitable or personal relationships may occasionally give rise to a material interest on a particular issue that conflicts, or appears to conflict, with the interests of the Company. It is the responsibility of each Director to identify potential conflict situations and bring them to the attention of the Board or the Audit Committee, to whom the Board has delegated responsibilities with respect to the handling of certain conflicts. The Board of Directors or the Audit Committee, after consultation with counsel, will determine on a case-by-case basis whether an actual or apparent conflict of interest exists. The Board or the Audit Committee will take appropriate steps to handle conflicts when they arise, including by recusing a Director having a conflict from voting so as to ensure that all Directors voting on an issue involving a conflict are disinterested with respect to that issue. In appropriate cases, Directors with a conflict will recuse themselves from the discussion and the voting process at the Board or committee meeting in question. Each Director has a duty to notify the Chairman of the Board and/or the Lead Independent Director and the General Counsel about their interest in a matter that could give rise to an actual or potential conflict, including potential service on other boards and changes in employment or any other changes that could give rise to conflicts or changes in independence status.

Assessing the Board’s Performance

The Board of Directors, through procedures developed and recommended by the Nominating/Corporate Governance Committee, conducts an annual self-evaluation of its performance and effectiveness. Each committee also conducts a self-evaluation using procedures developed with the Nominating/Corporate Governance Committee. Each committee discusses the results of its self-evaluation with the Board of Directors.

Evaluation and Management Succession

As an ongoing process, but at least annually, the non-management members of the Board, as coordinated by the Compensation Committee, evaluate the performance of the CEO based on such criteria as they deem appropriate, which may include such factors as (i) the overall performance of the Company’s business, (ii) the progress toward the achievement of the Company’s long-term strategic objectives, (iii) the development of a strong management team, (iv) the management of risk, and (v) the development and maintenance of a corporate culture that sets high standards of performance, accountability and ethical behavior. The results of the evaluation are reported to the Company’s CEO by the Lead Independent Director and the Chair of the Compensation Committee. The evaluation results are used by the Compensation Committee in determining the CEO’s compensation.

The Board is also responsible, in consultation with the CEO and the Nominating/Corporate Governance Committee, for establishing such formal and informal policies and procedures as it deems appropriate regarding succession in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions.

Appendix B

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF MGM MIRAGE

OVERALL MISSION

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MGM MIRAGE (the “Company”) to assist the Board in monitoring (i) the integrity of the Company’s financial reporting to any governmental or regulatory body, shareholders, other users of Company financial reports and the public; (ii) the Company’s systems of internal control over financial reporting and disclosure controls and procedures; (iii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics and Conflict of Interest Policy, and (iv) the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that shall audit the annual financial statements of the Company (the “independent auditor”), their conduct of the annual audit of the Company’s financial statements and any other audit, review or attestation engagement, and their engagement to provide any other services. In connection with the foregoing, the Committee shall engage in such activities as are necessary or appropriate in order for it to render the annual report of the Committee required to be included in the Company’s annual report by the rules of the Securities and Exchange Commission (“SEC”).

EFFECTIVE DATE

This Charter was adopted by the Board of Directors on April 13, 2010.

COMPOSITION AND ORGANIZATION

The Audit Committee shall be comprised of at least three (3) directors appointed by the Board, each to serve until his or her earlier death, resignation, disqualification or removal. Committee members may be removed, with or without cause, at any time by the Board’s action. One of its members shall be appointed to serve as chair (the “Chair”) and shall preside at Committee meetings and make regular reports to the Board.

QUALIFICATIONS FOR MEMBERSHIP

Each member of the Audit Committee shall be “financially literate” as required by the applicable listing standards of the New York Stock Exchange (the “NYSE”) and at least one member shall be an “Audit Committee Financial Expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K). Upon appointing a director to the Audit Committee, the Board will affirmatively determine whether such director is an Audit Committee Financial Expert based on the Board’s judgment, taking into account the relevant professional experience and education of the director, and any other factors deemed relevant by the Board. Each member of the Committee shall be “independent” in accordance with the Company’s Corporate Governance Guidelines, the applicable listing standards of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

MEETINGS

The Committee shall meet as frequently as necessary to properly carry out its responsibilities, but not less than once every fiscal quarter and additionally as circumstances dictate. Such meetings, at the Committee’s discretion, may be in person or by telephone. The Committee may also act by unanimous written consent. The

Committee will keep written minutes of its meetings, which will be retained in the Company’s minute books. Unless otherwise provided in the Company’s Bylaws, notice of meetings shall be given to all Committee members, or may be waived, in the same manner as required for meetings of the Board. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee may otherwise establish its own rules and procedures for notice and conduct of its meetings provided such rules and procedures are not inconsistent with the Company’s Bylaws. The Chair, or in his or her absence a member designated by the Chair, will preside at each Committee meeting and set the agenda for the meetings. The Committee may include in its meetings members of the Company’s management or any other persons whose presence the Chair believes to be appropriate.

At least quarterly, the Committee shall meet, separately, with senior financial management (without the independent auditor present), with a member of the internal audit function (without any other member of management present) and with the independent auditor (without any member of management present), so as to enhance the opportunity for the identification and discussion of all issues warranting Committee attention.

The Committee shall also meet periodically with the Company’s Compliance Committee and Compliance Officer, where the Chair of the Compliance Committee shall report on significant actions and concerns and other issues. The Audit Committee shall report to the full Board on any matters raised or discussed by the Compliance Committee.

DUTIES AND RESPONSIBILITIES

The duties and responsibilities set forth below should serve as a guide only with the express understanding that the Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions. To fulfill its duties, the Committee will:

A.	FINANCIAL REPORTING AND RISK MANAGEMENT

1.	Review with management and the independent auditors (i) the Company’s annual audited financial statements, the Company’s Annual Report on Form 10-K and the Company’s quarterly financial statements, (ii) the related disclosures required by the SEC and by generally accepted accounting principles (“GAAP”), (iii) the accounting treatment to be applied in respect of significant new transactions or other significant events not in the ordinary course of the Company’s business and principles, (iv) any major issues concerning, or significant changes in, the accounting policies, principles or practices of the Company, and (v) alternative accounting treatments within GAAP for material items that have been discussed by the independent auditor with management, including the ramifications of the use of such treatments and the treatment preferred by the independent auditor. This review shall also include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the disclosures regarding “Critical Accounting Policies.”

2.	Oversee the Company’s financial reporting, including: (i) resolve any disagreements regarding financial reporting between management and the independent auditor; (ii) review any significant findings by the auditors relating to the preparation of the Company’s financial statements; (iii) review and discuss with management, the independent auditor and a member of the internal audit function, prior to public release, the Company’s annual and quarterly financial statements to be filed with the SEC including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (iv) discuss with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company, any communications between the audit team and the national office of the independent auditor respecting auditing or accounting issues presented by the engagement and any significant issues (such as business conditions, plans or strategies that may affect the risk of a material misstatement in the financial statements) that were discussed or the subject of correspondence between the independent auditor and management; (v) with respect to the independent auditor’s annual audit report, prior to release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the independent auditor’s views about the qualitative aspects of the Company’s significant accounting practices, including accounting policies, accounting estimates and financial statement disclosures; (vi) recommend to the Board whether to include the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC; (vii) prior to submission to any governmental authority of any financial statement of the Company that differs from the financial statements filed or to be filed by the Company with the SEC, review such financial statements and any report, certification or opinion thereon provided by an independent auditor; and (vii) periodically review the status of the Company’s response to previous audit recommendations.

3.	Review with management and the independent auditors significant accounting, tax and reporting issues, including recent professional and regulatory pronouncements, to determine their impact, if any, on the Company’s financial statements.

4.	Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and review any significant financial risk exposures facing the Company and assess the steps and processes management has implemented to monitor, control and/or minimize such exposures, and assist the Board in fulfilling its oversight responsibilities regarding the Company’s policies and guidelines with respect to risk assessment and risk management, including any significant non-financial risk exposures.

5.	Discuss with management and the independent auditors, as appropriate: (a) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

6.	Discuss with management earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

B.	INTERNAL CONTROLS AND INTERNAL AUDIT FUNCTION

1.	Discuss with the independent auditors the adequacy of the Company’s system of internal controls (including the controls, security and breakdown contingency plans for computerized systems and applications) and whether prior recommendations concerning internal controls made by internal and independent auditors have been implemented by management. Review and consider any disclosures made to the Audit Committee by the Chief Executive Officer and/or the Chief Financial Officer pursuant to Section 302(a)(5) of the Sarbanes-Oxley Act of 2002 (the “Act”).

2.	Review the activities, organizational structure, independence and effectiveness of the internal audit function, including the scope of its responsibilities and the adequacy of its staffing and budget. Review the annual internal audit plan, completed audit reports, recommendations and follow-up. Review the significant reports to management prepared by the internal auditors and management’s responses thereto.

3.	Meet at least quarterly with the independent auditors, members of the internal audit department, the Chief Financial Officer and/or any other members of management in separate executive sessions to discuss any matters the Committee or any of the foregoing persons believe should be discussed privately or warrant Committee attention. The Committee may investigate any matters brought to its attention within the scope of its duties and may, in its discretion and without Board approval, retain outside legal counsel or independent financial or other advisors for such purpose.

4.	Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61, as it may be modified or supplemented, including reports and communications related to any restriction on audit scope or significant issues discussed with the independent auditors’ national office.

C.	AUDIT PROCESS

1.	Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate the appointment of, the independent auditor, who shall report directly to the Committee. The Committee shall have the sole authority to approve all audit engagement proposals, including the planning, staffing and scope of the audit and fees to be charged as well as non-audit engagements with the independent auditors not otherwise prohibited by Section 201 of the Act or other applicable laws, rules or regulations. The Committee may not delegate this duty to the management, but may obtain the input of management. The Committee, in its discretion, may delegate to one or more of its members the authority to pre-approve non-audit engagements, provided any such pre-approval is presented to the Committee at its next scheduled meeting. In connection with approval of any permissible tax services and services related to internal control over financial reporting, the Committee shall discuss with the independent auditor the potential effects of such services on the independence of the auditor.

2.	Prior to the audit, meet with the independent auditors to review the scope, planning and staffing of the audit.

3.	Following the completion of the audit, review with the independent auditors (a) any significant changes in the audit plan; (b) any difficulties or significant disagreements with management encountered in the course of the audit, including any restrictions on the scope of activities or access to required information; (c) the nature and extent of any material proposed adjustments that were “passed” (as immaterial or otherwise); (d) the management or internal control letter issued, or proposed to be issued, by the independent auditors to the Company and the Company’s response thereto; and (e) any other matters required under generally accepted auditing standards to be communicated to the Audit Committee or the Board, obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

4.	Obtain and review, at least annually, a formal written statement from the independent auditors (the “Auditors’ Statement”) describing, to the extent permitted under applicable auditing standards: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any special steps adopted by the independent auditor or the internal audit function taken to deal with any such issues in light of any material weakness in the Company’s internal control over financial reporting; and, for the purpose of assessing the independent auditors’ independence, all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

5.	Discuss with the independent auditors at least annually their Auditors’ Statement. Engage in an active dialogue with the independent auditors concerning any disclosed relationships or services that may affect the quality of the audit services or the objectivity and independence of the independent auditors. Recommend that the Board, in response to the Auditors’ Statement, take such steps as it may deem appropriate to oversee the independence of the independent auditors.

6.	Prepare an evaluation of the independent auditor’s qualifications based on a review and evaluation of the Auditors’ Statement.

7.	Review and evaluate the qualifications, performance and independence of the independent auditor, including the lead partner. This review should take into account the opinions of management and the Company’s internal auditors.

8.	Determine whether, in order to assure continuing auditor independence and compliance with applicable law, there is a regular rotation of the lead audit partner as required by law, and whether there should be a regular rotation of the audit firm itself.

9.	Present conclusions with respect to the independent auditor to the full Board.

D.	POLICIES AND PROCEDURES

1.	Ascertain from management, legal counsel, the independent auditors and/or the senior internal audit executive whether the Company and its controlled affiliates are in compliance with governmental laws, rules and regulations and the Company’s Code of Business Conduct and Ethics and Conflict of Interest Policy and the adequacy of any requests for and approval of waivers with respect thereto, the Company’s policies and procedures concerning trading in Company securities and whether there are any legal or regulatory compliance matters that could have a material impact on the Company’s financial statements. Review periodically with a member of the Legal Department legal and regulatory matters that may have a material impact on the Company’s financial statements, including compliance with gaming laws, any material reserves for legal contingencies and any related financial statement disclosure.

2.	Review the results of any investigation and follow-up (including any disciplinary action) with respect to fraudulent or illegal acts or accounting irregularities.

3.	Endeavor to maintain effective working relationships with, and provide an open channel of communication to, management, the Board, the internal audit department and the independent auditors.

4.	Establish clear hiring policies for employees or former employees of the independent auditors.

5.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and (iii) as necessary, investigate any reports provided by SEC counsel to the Company regarding evidence of unremedied material violations of U.S. federal or state securities or any other similar law or a material breach of fiduciary duties by directors, officers, employees or agents of the Company arising under such laws.

6.	Together with the Nominating/Corporate Governance Committee, review and address conflicts of interest of directors and executive officers, and the manner in which any such conflicts are to be monitored.

E.	GENERAL

1.	Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

2.	Prepare the Audit Committee Report required by the SEC to be included in the Company’s annual proxy statement, disclosing, among other things, whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; (iii) has received from, and discussed with, the independent auditors the required written disclosures regarding their independence; and (iv) based on such review and discussion, has recommended to the Board that the Company’s audited financial statements be filed with the SEC on Form 10-K. The report shall also disclose whether the Audit Committee has a written charter.

3.	Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter, and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make such report.

4.	In its capacity as a committee of the Board, determine appropriate funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors retained by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.	In accordance with, and to the extent provided by, the pertinent policies that shall be adopted by the Board upon recommendation of the Committee, review (on an ongoing basis, as appropriate) and approve or ratify on behalf of the Company, if appropriate, any proposed, ongoing or completed transaction involving the Company and (i) any director or executive officer of the Company, (ii) any owner of 5% or more of any class or series of shares of the Company, (iii) such other person serving as an officer or member of the senior management of the Company or as a member of the board of directors or similar governing body of any subsidiary of the Company as may be designated in accordance with such policy or (iv) any member of the family of, or any company or other entity affiliated with, any such person, in each case considering any audit procedures or safeguards of the Company’s interests appropriate to be instituted in connection with such transaction.

6.	Make the ultimate determination as to whether a material impairment has occurred for the purposes of Item 2.06 of Form 8-K required disclosures.

LIMITATION ON DUTIES

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditor is responsible for auditing the annual financial statements. The Board and Committee recognize that Company management, including the internal audit staff, and the independent auditor have more time, knowledge and detailed information about the Company than do Committee members. While the Committee has the duties, responsibilities and authority set forth in this Charter, nothing contained herein shall be deemed to impose on the Committee any duty, in the ordinary course, to plan or conduct audits or to make any determination that the Company’s financial statements are accurate and in accordance with generally accepted accounting principles. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any certification as to the work of any auditor.

REPORTS

The Committee will report to the Board (1) after Committee meetings, (2) with respect to other matters that are relevant to the discharge of the Committee’s duties and responsibilities, and (3) with respect to the recommendations that the Committee deems appropriate from time to time. The report may be written or an oral report by a Committee member that the Committee elects to give the report, but if the Committee fails to designate a member to give the report, the Chair will give the report.

RESOURCES

In addition to retaining on behalf of the Company the Company’s independent auditor and any other accounting firm the retention of which is to prepare or issue any other audit report or to perform any other audit, review, or attest services the Committee determines is necessary or appropriate in connection with the conduct of the Company’s business and affairs, to the extent the Committee deems it necessary or appropriate, the Committee is empowered to retain legal counsel and accounting and other advisors and consultants to assist it in carrying out its activities. The Committee shall have the authority to direct and oversee the activities of, and to terminate the engagement of, the Company’s independent auditor and any other accounting firm retained by the Committee to prepare or issue any other audit report or to perform any other audit, review or attest services and any legal counsel, accounting or other advisor or consultant hired to assist the Committee, all of whom shall be accountable to the Committee. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Company’s independent auditor and any other auditor and any legal counsel, accounting or other advisor or consultant retained by the Committee.

Appendix C

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF MGM MIRAGE

OVERALL MISSION

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MGM MIRAGE (the “Company”) to assist the Board in establishing, implementing and reviewing the compensation program for the Company’s senior executive officers, including the Chief Executive Officer and the Company’s other executive officers.

The Committee’s primary objectives in setting total compensation and the elements of compensation for the Company’s senior executives are to:

•	Attract talented and experienced executive officers and retain their services on a long-term basis.

•	Motivate senior executives to achieve the Company’s annual and long-term strategic goals.

•	Align the interests of the senior executives with those of the Company and its stockholders.

•	Encourage the Company’s senior executives to balance the management of long-term risks and long-term performance with yearly performance.

EFFECTIVE DATE

This Charter was adopted by the Board of Directors on April 13, 2010.

COMPOSITION AND ORGANIZATION

The Committee shall be comprised of at least three directors appointed by the Board, each to serve until his or her earlier death, resignation, disqualification or removal. Committee members may be removed, with or without cause, at any time by the Board’s action. Each member of the Committee shall be “independent” in accordance with the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange (the “NYSE”). In addition, at least two of its members shall be (i) “non-employee directors” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) satisfy the requirements of an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (“Section 162(m)”). One of the Committee members will be appointed by the Board to serve as chair (the “Chair”) and will preside at Committee meetings and make regular reports to the Board.

In order for certain compensation paid to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) to be deductible by the Company for tax purposes under Section 162(m), certain conditions must be met, including the requirement that such compensation be performance-based and that the performance goals under which such compensation is paid be established by a committee comprised solely of two or more “outside directors.” In addition, in order for stock options and other stock-based awards to the Company’s directors and executive officers to qualify for the exemption available pursuant to Rule 16b-3 under the Exchange Act (“Rule 16b-3”), such awards must be approved by the Board or by a committee comprised solely of two or more “non-employee directors.” To satisfy these requirements, any member of the Committee who does not qualify as an “outside director” or a “non-employee director” shall abstain or recuse himself or herself from action on transactions which the Committee wishes to be in compliance with Section 162(m) or Rule 16b-3.

MEETINGS

The Committee will meet as frequently as necessary to properly carry out its responsibilities, but not less than once every fiscal quarter and additionally as circumstances dictate. Such meetings, at the Committee’s discretion, may be in person or by telephone. The Committee may also act by unanimous written consent. The Committee will keep written minutes of its meetings, which will be retained in the Company’s minute books. Unless otherwise provided in the Company’s Bylaws, notice of meetings shall be given to all Committee members, or may be waived, in the same manner as required for meetings of the Board. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee may otherwise establish its own rules and procedures for notice and conduct of its meetings provided that such rules and procedures are not inconsistent with the Company’s Bylaws. The Chair, or in his or her absence a member designated by the Chair, will preside at each Committee meeting and set the agenda for the meetings. The Committee may include in its meetings members of the Company’s management or any other persons whose presence the Chair believes to be appropriate.

The Committee shall meet at least annually with the Chief Executive Officer and any other executives Committee deem appropriate to discuss and review the performance criteria and compensation elements applicable to the executive team.

DUTIES AND RESPONSIBILITIES

The duties and responsibilities set forth below should serve as a guide only with the express understanding that the Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions.

The Committee, by resolution approved by a majority of the Committee, may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and the NYSE.

In addition, the Committee may, by resolution approved by a majority of the Committee, delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by law and as may be permitted by such plans and subject to such rules, policies and guidelines (including limits on the aggregate awards that may be made pursuant to such delegation) as the Committee shall approve, provided that, consistent with paragraphs 4, 5 and 6 below, the Committee shall determine and approve the awards made under such plan to any executive officer and any other member of senior management as the Committee shall designate and shall at least annually review the awards made to such other members of senior management as the Committee shall designate.

To fulfill its duties, the Committee will:

1.	Establish, implement and review the compensation programs and policies and related objectives for the Company’s senior executives.

2.	Review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers, including annual and long-term performance goals and objectives, and recommend an executive compensation policy to the Board.

3.	Review and authorize any employment, compensation, benefit or severance agreement with any executive officer.

4.	Evaluate at least annually the performance of the Company’s executive officers against corporate goals and objectives including the annual performance objectives and, based on this evaluation, determine and approve the compensation (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites) for the executive officers based on this evaluation.

5.	Determine and approve the compensation level (including the performance criteria and incentive awards to be granted pursuant to the Company’s Annual Performance-Based Incentive Plan or any other awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites) for other members of senior management of the Company as the Committee or the Board may from time to time determine to be appropriate.

6.	Review at least annually the compensation of such members of senior management, other than those whose compensation is determined and approved in accordance with paragraph 4 above, as the Committee determines to be appropriate (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites).

7.	Administer and approve the granting of share-based awards under the Company’s 2005 Omnibus Incentive Plan, and monitor compliance by management with such rules, policies and guidelines for the issuance of awards pursuant to such plans as the Committee or the Board may establish.

8.	Review, approve and recommend to the Board the adoption of any equity-based compensation plan for employees of or consultants to the Company and any modification of any such plan.

9.	Structure the performance-based portion of the compensation of the Named Executive Officers in a manner that complies with Section 162(m) whenever, in the judgment of the Committee, doing so would be consistent with the objectives of the compensation plan under which the compensation would be payable. (However, the Committee shall have the authority to award non-deductible compensation as it deems it appropriate and in the best interests of the Company.)

10.	Review, approve and administer any new executive compensation plans and review and approve any revisions to existing plans.

11.	Review, approve and recommend to the Board the adoption of any non-equity-based incentive compensation plan for employees of or consultants to the Company and any material modification of any such plan and review at least annually the awards made pursuant to such plans.

12.	Review, approve and recommend to the Board the adoption of any employee retirement plan and other material employee benefit plans, and any material modification of any such plans.

13.	Review at least annually the Company’s compensation policies and practices for executives, management employees and employees generally as they relate to the Company’s risk management practices, including the incentives established for risk-taking and the manner in which risks arising out of the company’s compensation policies and practices are monitored and mitigated and any adjustments to compensation policies and practices that should be made to address changes in the company’s risk profile. This review should include consideration of whether compensation arrangements encourage executive officers to take unnecessary or excessive risks.

14.	With respect to any compensation consultant who has been engaged by the Committee to provide advice on the amount or form of executive or director compensation, review and approve any engagement of such consultant to provide any other services to the Company and review at least annually the nature of any services provided to the Company by any other compensation consultant who provided advice or recommendations on the amount or form or executive or director compensation to the Committee or to management as well as all remuneration provided to such consultant.

15.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

16.	Review and assess at least annually the adequacy of this Charter in light of the NYSE rules and federal securities laws and recommend to the Board any amendments that the Committee deems appropriate.

17.	Prepare the Compensation Committee Report required to be included in the Company’s Proxy Statement, and review and discuss with management the Compensation Discussion and Analysis disclosure required by the SEC and determine whether to recommend to the Board that it be included in the Company’s Annual Report on Form 10-K and any Proxy Statement for the election of directors.

18.	Prepare and review with the Board an annual performance evaluation of the Committee, comparing the performance of the Committee with the requirements of this Charter and setting forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make such report.

In addition to the responsibilities expressly delegated to the Committee by this Charter, the Committee may exercise any other powers delegated to it by the Board. The responsibilities delegated to the Committee by this Charter or the Board shall be exercised and carried out by the Committee as it deems appropriate without requirement of further approval by the Board. Any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Committee, shall be in the Committee’s sole discretion.

Without limiting the foregoing, in the execution of its duties and responsibilities, the Committee shall have the authority, in its discretion, to:

1.	Obtain recommendations from senior executives with respect to various elements of compensation, including determining the employees other than the Company’s senior executives to whom share-based awards are granted and the amount of compensation to be paid to such employees.

2.	Consult with the Company’s senior executives to obtain performance results, legal and regulatory guidance and market and industry data.

3.	Consult with the Chief Executive Officer regarding the performance goals of the Company and of the Company’s senior executives.

4.	In its capacity as a committee of the Board, determine appropriate funding for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

REPORTS

The Committee will report to the Board (1) after Committee meetings, (2) with respect to other matters that are relevant to the discharge of the Committee’s duties and responsibilities, and (3) with respect to the recommendations that the Committee deems appropriate from time to time. The report may be written or an oral report by a Committee member that the Committee elects to give the report but if the Committee fails to designate a member to give the report the Chair will give the report.

RESOURCES

To the extent the Committee deems it necessary or appropriate, the Committee is empowered to retain compensation consultants, legal counsel and other advisors and consultants to assist it in the performance of its functions, including, among other things, the analysis and review of compensation policies and elements of compensation and development of equity and performance-based compensation. The Committee shall have the sole authority to retain, compensate, direct, oversee the activities of, and to terminate the engagement of, any compensation consultants, legal counsel and other advisors and consultants hired to assist the Committee, all of whom shall be accountable to the Committee. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors.

Appendix D

CHARTER OF THE
NOMINATING/CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF MGM MIRAGE

OVERALL MISSION

The Nominating/Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MGM MIRAGE (the “Company”) to: (1) review and make recommendations regarding the composition of the Board and its committees; (2) develop and implement policies and procedures for selection of Board members, including with respect to stockholder suggestions regarding Board composition and recommendations of candidates or nominations by the Board; (3) identify, screen and review individuals qualified to serve as Directors and recommend to the Board candidates for nomination for election at the next annual meeting of stockholders or to fill Board vacancies; (4) assess, develop and make recommendations to the Board and oversee the implementation of the Company’s Corporate Governance Guidelines; (5) review on a regular basis the overall corporate governance of the Company and recommend improvements when necessary; and (6) oversee the evaluation of the Board and its committees and management.

EFFECTIVE DATE

This Charter was adopted by the Board of Directors on April 13, 2010.

COMPOSITION AND ORGANIZATION

The Committee shall be comprised of at least three Directors appointed by the Board, each to serve until his or her earlier death, resignation, disqualification or removal. Committee members may be removed, with or without cause, at any time by the Board’s action. Each member of the Committee shall be “independent” in accordance with the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange (the “NYSE”). One of the Committee members will be appointed by the Board to serve as chair (the “Chair”) and will preside at Committee meetings and make reports to the Board.

Any Director that is affiliated with Tracinda Corporation may not serve as Chair of the Committee.

MEETINGS

The Committee will meet as frequently as necessary to properly carry out its responsibilities but not less than once every fiscal quarter and additionally as circumstances dictate. Such meetings, at the Committee’s discretion, may be in person or by telephone. The Committee may also act by unanimous written consent. The Committee will keep written minutes of its meetings, which will be retained in the Company’s minute books. Notice of meetings shall be given to all Committee members, or may be waived, in the same manner as required for meetings of the Board. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee. The Committee may otherwise establish its own rules and procedures for notice and conduct of its meetings provided that such rules and procedures are not inconsistent with the Company’s bylaws. The Chair, or in his or her absence a member designated by the Chair, will preside at each Committee meeting and set the agenda for the meetings. The Committee may include in its meetings members of the Company’s management or any other persons whose presence the Chair believes is appropriate.

DUTIES AND RESPONSIBILITIES

The duties and responsibilities set forth below should serve as a guide only with the express understanding that the Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions. To fulfill its duties, the Committee will:

1.	Recommend to the Board for approval, oversee the implementation and effectiveness of, recommend modifications as appropriate to, and review Company disclosures concerning the Company’s policies and procedures for identifying and reviewing Board nominee candidates, including: (i) the qualifications or criteria for Board nominees; and (ii) policies and procedures relating to consideration of Board nominee candidates recommended by stockholders.

2.	Review annually with the Board and make recommendations regarding the Board’s composition, as a whole, to ensure that the Board includes the right mix and balance of skills sets, financial acumen, general and specialized business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness, and other desired qualities.

3.	Identify individuals qualified to become Board members (consistent with criteria established by the Board), review the qualifications of any person submitted to be considered as a Board member by any stockholder or otherwise (including evaluation of incumbent Director for potential re-nomination), conduct background checks of individuals the Committee intends to recommend to the Board as director nominees, and recommend Board candidates for nomination for election or reelection by the stockholders or to fill vacancies on the Board. In identifying and reviewing qualifications of candidates for Board membership, the Committee will evaluate all factors that it deems appropriate, including the Company’s Corporate Governance Guidelines and the Board’s approved criteria. The Committee shall also periodically consider mechanisms to ensure that Board composition is periodically refreshed.

4.	Review annually the relationships between Directors, the Company and members of management and recommend to the Board whether each Director qualifies as “independent” as defined in the Company’s Corporate Governance Guidelines and the applicable rules of the NYSE.

5.	Assess the appropriateness of a Director continuing to serve on the Board where such director submits his or her offer to resign upon a substantial change in the director’s principal occupation or business association from the position such director held when originally invited to join the Board, and recommend to the Board any action to be taken with respect thereto.

6.	Review periodically the size of the Board and recommend to the Board any appropriate changes.

7.	Review periodically the committee structure of the Board and recommend to the Board the appointment of Directors to Board committees, including chairs (other than the Committee).

8.	In consultation with the Board and Chief Executive Officer (“CEO”), establish, reassess annually and make recommendations with respect to formal and informal policies and procedures regarding succession plans in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions.

9.	Discuss issues of management performance together with the Compensation Committee.

10.	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees and management in the governance of the Company and report such assessments annually to the Board.

11.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

12.	Review and assess the adequacy and over the implementation of the Company’s Corporate Governance Guidelines annually and recommend to the Board any amendments that the Committee deems appropriate.

13.	Design, with input from management, and oversee an appropriate orientation program for new directors and identify appropriate continuing education programs for Directors.

14.	Consult with the Audit Committee on matters involving potential or actual conflicts of interest involving directors and executive officers to ensure that the Audit Committee has the benefit of this Committee’s assessment of any potential impact on governance matters, including but not limited to any impact on director independence.

15.	Review and recommend to the Board for approval general principles for determining the form and amount of Director compensation and subject to such principles, evaluate annually the status of Board compensation, and report its findings and recommendations for any changes to such compensation to the Board for approval.

16.	Review on a periodic basis, and as necessary when specific issues arise, relations with the Company’s stockholders and advise the Board on policies to further effective communications with such stockholders, which may include meetings between Directors and significant stockholders from time to time and other communication opportunities.

17.	Review and assess at least annually the adequacy of this Charter in light of the NYSE rules and federal securities laws and recommend to the Board any changes that the Committee deems appropriate.

18.	Follow closely developments regarding corporate governance and best practices relate thereto.

19.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law that the Committee deems appropriate.

REPORTS

The Committee will report to the Board (1) after Committee meetings, (2) with respect to other matters that are relevant to the discharge of the Committee’s duties and responsibilities, and (3) with respect to the recommendations that the Committee deems appropriate from time to time. The report may be written or an oral report by a Committee member that the Committee elects to give the report but if the Committee fails to designate a member to give the report the Chair will give the report.

RESOURCES

The Committee will have the authority to retain and terminate a search firm to identify director candidates and the authority to retain other professionals, including consultants and legal counsel, to advise the Committee and assist it in fulfilling its responsibilities, including with respect to any background checks. The Committee will have the authority to determine the necessary funding to pay any search firm’s compensation and the authority to determine the necessary funding to compensate any other professionals, including consultants and legal counsel, retained to advise the Committee, each of whom shall be accountable ultimately to the Committee. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors.

Appendix E

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MGM MIRAGE

[          , 2010]

MGM MIRAGE (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

A.	The name under which the Corporation was originally incorporated is GRAND NAME, CO., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is January 29, 1986.

B.	The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu thereof a new Article 1 which is set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

C.	The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth.

D.	The amendment and the restatement of the Amended and Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the DGCL.

E.	The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

1.	The name of the Corporation is:

MGM Resorts International

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business, or objects or purposes proposed to be transacted, provided or carried on are:

In general to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.	The aggregate number of shares which the Corporation shall have the authority to issue is 600,000,000 shares, all of which are to be common stock, and the par value of each of such shares is to be $.01.

5.	The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of this Corporation.

6.	Tender offers for the purchase of equity securities of this Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.

7.	The Corporation is to have perpetual existence.

8.	Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision

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contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

9.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.	A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

Any repeal or amendment of this Article 10 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

11.	(A) Except as is otherwise expressly provided in instruments containing the terms of the Corporation’s securities, which instruments have been approved by the New Jersey Casino Control Commission (hereinafter “Commission”), in accordance with Section 82d(7) and (9) of the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (“Act”), all securities of the Corporation shall be held subject to the condition that if a holder thereof is disqualified by the Commission pursuant to the Act (“Disqualified Holder”), such Disqualified Holder shall dispose of his interest in the Corporation’s securities within 120 days or such other time period required by the Commission following the Corporation’s receipt of notice (the “Notice Date”) of such Disqualified Holder. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation’s books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 11. Failure of the Corporation to exercise its rights under this Act 12 shall not preclude the Corporation from exercising its rights under Article 12.

(B) A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its rights under this Article 11 or Article 12.

(C) This Article 11 shall become effective if and when the Corporation becomes a holding company of a casino licensee under the New Jersey Act. This Article 11 shall remain in effect only so long as required by the Commission.

12.	So long as the Corporation holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications, any and all shares of the Corporation’s stock shall be subject to redemption by the Corporation, at its sole option and in its sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it.

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Any shares of the Corporation’s stock redeemable pursuant to this Article 12 may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days notice to the holder(s) thereof at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors.

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